UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ArcBest Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
Annual Meeting &
Proxy Statement

2018

Notice of

Annual Meeting of Stockholders

ArcBest Corporation

To Be Held on May 1, 2018

To the Stockholders of ArcBest Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of ArcBest Corporation (the “Company”) on Tuesday, May 1, 2018 at 8:00 a.m. (CDT) at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. In addition to this notice, enclosed are a proxy card and a proxy statement containing information about the following matters to be acted upon at the meeting:

I.	To elect nine directors for a one-year term to expire at the 2019 Annual Meeting of Stockholders;

II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018;

III.	To conduct an advisory vote on executive compensation;

IV.	To approve the Fourth Amendment to the 2005 Ownership Incentive Plan; and

V.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only stockholders of record at the close of business on March 5, 2018 are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card or follow the instructions on the proxy card and vote by Internet or by telephone as promptly as possible. It is important that your shares be represented at the meeting.

The Board of Directors urges you to sign and date your enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope or follow the instructions on the proxy card and vote by Internet or by telephone, even if you are planning to attend the meeting. Many of the Company’s stockholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf. Accordingly, you must provide voting instructions to your brokerage firm or bank in order for your shares to be voted. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board, which are described in this Proxy Statement.

Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

By Order of the Board of Directors, March 23, 2018.

Judy R. McReynolds

Chairman of the Board , President and Chief Executive Officer

8401 MCCLURE DRIVE / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting

To Be Held on May 1, 2018

The Proxy Statement, proxy card and 2017 Annual Report are available at www.arcb.com.

The 2018 Annual Meeting of Stockholders of ArcBest Corporation (the “Company”) will be held on Tuesday, May 1, 2018 at 8:00 a.m. (CDT) at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company’s website www.arcb.com.

The matters intended to be acted upon at the Annual Meeting are:

I.	Election of nine directors for a one-year term to expire at the 2019 Annual Meeting of Stockholders;

Eduardo F. Conrado

Stephen E. Gorman

Michael P. Hogan

William M. Legg

Kathleen D. McElligott

Judy R. McReynolds

Craig E. Philip

Steven L. Spinner

Janice E. Stipp

II.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018;

III.	Advisory vote on executive compensation;

IV.	Approval of the Fourth Amendment to the 2005 Ownership Incentive Plan; and

V.	Consideration of such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board; “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018; “FOR” the approval of the compensation of the Company’s Named Executive Officers; and “FOR” the approval of the Fourth Amendment to the 2005 Ownership Incentive Plan.

The following proxy materials are being made available at the website location specified above:

•                  The Proxy Statement for the 2018 Annual Meeting of Stockholders

•                  The 2017 Annual Report

•                  The form of proxy card being distributed to stockholders in connection with the 2018 Annual Meeting of Stockholders

Proxy Statement

This Proxy Statement is furnished to the stockholders of ArcBest Corporation (“ArcBest” or the “Company”) in connection with the solicitation of proxies on behalf of the ArcBest Board of Directors (the “Board”) to be voted at the Company’s Annual Meeting of Stockholders (the “2018 Annual Meeting”) to be held on Tuesday, May 1, 2018 at 8:00 a.m. (CDT) at the principal offices of the Company for the purposes set forth in this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting, the related proxy card, and the 2017 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 23, 2018. ArcBest’s principal place of business is at 8401 McClure Drive, Fort Smith, Arkansas 72916, and its telephone number at that location is 479-785-6000.

Record Date

The Board has fixed the close of business on March 5, 2018 as the record date for the 2018 Annual Meeting. Only stockholders of record on that date are entitled to vote at the meeting in person or by proxy.

Proxies

Registered stockholders may vote their shares of the Company’s common stock (“Common Stock”) by proxy or in person at the meeting. To vote by proxy, registered stockholders must either: (i) visit the website designated on the proxy card to submit their proxy on the Internet; (ii) call the toll-free number set forth on the proxy card to submit their proxy telephonically; or (iii) mail their signed and dated proxy card in the envelope provided. Beneficial stockholders should follow the instructions that they receive from their bank, broker or other nominee to have their shares voted.

The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of either a submitted Internet or telephone vote or a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the stockholder’s instructions. If a stockholder does not vote either by Internet, telephone or returning a signed proxy card, his or her shares cannot be voted by proxy. Stockholders voting by returning a paper proxy card are urged to mark the ovals on the proxy card to show how their shares are to be voted. If a stockholder returns a signed proxy card without marking the ovals, the shares represented by the proxy card will be voted as recommended by the Board herein and in the proxy card. The proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.

Registered stockholders may revoke their proxy at any time before the shares are voted at the 2018 Annual Meeting by: (i) timely submitting a proxy with new voting instructions, or using the Internet or telephone voting system; (ii) voting in person at the 2018 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy; (iii) timely delivering a valid, duly executed proxy card bearing a later date; or (iv) delivering written notice of revocation to the Corporate Secretary of the Company at 8401 McClure Drive, Fort Smith, Arkansas 72916, by 5:00 p.m. (CDT), on or before April 30, 2018. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Voting Shares

On the record date, there were 25,641,511 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Cumulative voting is not allowed. The holders in person or by proxy of a majority of the total number of shares of Common Stock shall constitute a quorum for purposes of the 2018 Annual Meeting. If stockholders holding the number of shares of Common Stock necessary for a quorum shall fail to be present in person or by proxy at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Equiniti Trust Company, also known as EQ (formerly Wells Fargo Shareowner Services).

If you hold your shares in “street name,” you will receive instructions from your broker or other nominees describing how to vote your shares. If you do not timely instruct your broker or nominee how to vote your shares, he or she may use discretionary authority to vote your shares on Proposal II (Ratification of Appointment of Independent Registered Public Accounting Firm).

For Proposal I (Election of Directors), Proposal III (Advisory Vote on Executive Compensation), and Proposal IV (Approval of the Fourth Amendment to the 2005 Ownership Incentive Plan) to be voted on at the 2018 Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. If you do not give timely instructions to the broker or other nominee on how that broker or nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to Proposal I, Proposal III, and Proposal IV.

Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the director nominees; for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018; for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (listed in “Compensation Discussion & Analysis”); and for the approval of the Fourth Amendment to the 2005 Ownership Incentive Plan.

Proposal I (Election of Directors). The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Proposal II (Ratification of Appointment of Independent Registered Public Accounting Firm).  The required vote to approve Proposal II is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal.

Proposal III (Advisory Vote on Executive Compensation).  The required vote to approve Proposal III is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. Broker non-votes are not treated as entitled to vote on this proposal and, therefore, are not counted for purposes of determining whether a majority has been achieved and do not affect the outcome of the vote. Proposal III is a non-binding advisory vote. However, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions.

Proposal IV (Approval of the Fourth Amendment to the 2005 Ownership Incentive Plan). The required vote to approve Proposal IV is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. Broker non-votes are not treated as entitled to vote on this proposal and, therefore, are not counted for purposes of determining whether a majority has been achieved and do not affect the outcome of the vote.

Proposal I. Election of Directors

The Board of Directors recommends a vote “FOR” Proposal I.

The Board has designated Eduardo F. Conrado, Stephen E. Gorman, Michael P. Hogan, William M. Legg, Kathleen D. McElligott, Judy R. McReynolds, Craig E. Philip, Steven L. Spinner and Janice E. Stipp as nominees for election as Directors of the Company at the 2018 Annual Meeting (each a “Nominee” and “Director”).

Each Nominee is currently a Director of the Company. If elected, each Nominee will serve until the expiration of his/her term at the Company’s Annual Meeting of Stockholders in 2019 (the “2019 Annual Meeting”) or until his/her earlier death, resignation or removal from office.

Each Nominee has indicated his/her willingness to serve as a member of the Board, if elected. If, for any reason not presently known, any of Messrs. Conrado, Gorman, Hogan, Legg or Spinner, Dr. Philip or Mses. McElligott, McReynolds or Stipp are unable or unwilling to serve if elected, your proxy card may be voted for the election in his/her stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the Nominee.

The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The Nominating/Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it, and the Board will act on such resignation, taking into account the Nominating/Corporate Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including, without limitation, any reasons given by stockholders for their WITHHOLD votes, the qualifications of the director and his or her contributions to the Board and the Company. The Board will promptly disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so. If a director’s resignation is not accepted by the Board, then such director will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the Nominees.

Directors of the Company

The following information relates to the Nominees named in “Proposal I. Election of Directors.” The information includes the publicly traded company directorships and certain other directorships held by each Nominee for the past five years and the specific experience, qualifications, attributes and skills that each Nominee possesses that led to the conclusion that the person should serve as a Director of the Company. There are no family relationships among any of the Nominees and executive officers of the Company or its subsidiaries.

Nominees for Election at the 2018 Annual Meeting, Term Will Expire at the 2019 Annual Meeting

EDUARDO F. CONRADO, age 51, has been a Director of the Company since November 2016. Mr. Conrado retired from Motorola Solutions, Inc. in December 2017, as the Executive Vice President and Chief Strategy and Innovation officer, a position he had held since August 2015. Mr. Conrado has served in numerous senior executive positions at Motorola Solutions, a global provider of communication infrastructure, devices, accessories, software and services, over the past 25 years, including Senior Vice President – Chief  Innovation Officer from January 2015 to August 2015; Senior Vice President – Marketing and IT from January 2013 to January 2015; Senior Vice President and Chief Marketing Officer from January 2011 to January 2013; and Senior Vice President and Chief Marketing Officer for Global Business & Technology Marketing from September 2010 to January 2011. Prior to 2011, Mr. Conrado served as an officer and manager in various marketing, distribution and network capacities for Motorola Solutions. Mr. Conrado is a graduate of Thunderbird School of Global Management, Master of International Management; ESADE in Barcelona, Spain, MBA International Finance; and Texas Tech University, B.S. Industrial Engineering. He serves as a director on the not-for-profit boards of Ascension, Chicago Red Cross, and The Chicago Field Museum. He has served as a board observer for Sonim Corporation, a private company.

Key Attributes, Experience and Skills

Mr. Conrado’s extensive background in brand marketing, strategic development and digital transformation contributed to Motorola Solutions’ success in global technology and collaborative customer efforts revolving around communication infrastructure, devices, accessories, software and services. With international experience acquired from living and working in North America, South America, and Europe, his global leadership provided the vision for Motorola Solutions to drive the change in focus from product to solution-based marketing. Mr. Conrado’s technological and digital expertise has enabled him to match strategy and implementation to business objectives. Mr. Conrado serves as a member of the Company’s Compensation and Nominating/Corporate Governance Committees.

STEPHEN E. GORMAN, age 62, has been a Director of the Company since July 2015. Mr. Gorman retired as the Chief Executive Officer of Borden Dairy Co. in July 2017, a processor, distributor and seller of milk and branded dairy products. He served as Executive Vice President and Chief Operating Officer for Delta Air Lines, Inc., a provider of global air transportation for passengers and cargo, from December 2007 until March 2014 and Chief Executive Officer and President of Greyhound Lines, Inc. from 2003 to 2007. Mr. Gorman was President of the North America Division and Executive Vice President Operations Support for Krispy Kreme Doughnuts, Inc. from 2001 to 2003. Other prior positions include Executive Vice President of Flight Operations and Technical Operations for Northwest Airlines Corp. and Vice President–Operations for Aviall, Inc. Mr. Gorman currently serves on the Peabody Energy Corporation (NYSE: BTU) and private equity boards of ASP AMC Holdings, Inc., and ASP MSG Holdings, LLC. He formerly served on the board of Grupo Aeromexico S.A.B. de C.V. and Aeromexico from July 2014 to July 2017, a multi-national passenger and cargo airline based in Mexico City. His other past board directorships include Greyhound Lines, Inc., Rohn Industries, Inc., Timco Aviation Services, Inc., and Pinnacle Airlines Corporation. He holds a Bachelor’s degree in Economics from Eureka College and an M.B.A. from Bradley University, for which he currently serves as trustee.

Key Attributes, Experience and Skills

Mr. Gorman’s leadership skills have contributed to the strategic and operational transformations of different companies in the transportation industry. His 16 years of executive transportation experience ranges from passenger bus carrier to airlines and has been instrumental in the marketing and financial aspects of these companies’ success. Mr. Gorman has extensive board experience, both public and private, having served as chairman of the Pinnacle Airlines board for nearly five years. He has served on eight boards, including his current directorship on the Peabody Energy Corporation, ASP AMC Holdings, Inc., and ASP MSG Holdings, LLC boards. Mr. Gorman serves as Chair of the Company’s Compensation Committee and is a member of the Company’s Nominating/Corporate Governance Committee.

MICHAEL P. HOGAN, age 58, has been a Director of the Company since October 2016 and a Board-designated Audit Committee Financial Expert since February 2018. Mr. Hogan served GameStop Corp., a global, multi-channel video game, consumer electronics and wireless services retailer, as Executive Vice President, Strategic Business & Brand Development from 2012 through February 2018, and as Chief Marketing Officer & Senior Vice President, Strategy, Preowned, Ecommerce from 2008 through 2012. Prior to 2008, Mr. Hogan served as Senior Vice President & Chief Marketing Officer for Dean Foods Company and as Vice President, Marketing for Frito-Lay, Inc. He is a member of the Board of Directors of Feed the Children, a non-profit organization, and serves as Audit Committee Chair for that board. Mr. Hogan received his B.S. from Northern Illinois University and his M.A. from Northwestern University.

Key Attributes, Experience and Skills

As a senior officer of marketing, branding and strategy for GameStop and prior to joining GameStop in 2008, in the same capacity for other national and international companies, Mr. Hogan has amassed a record of adding value across enterprises, applying his abilities in corporate strategy, IT, marketing, ecommerce, multi-channel and digital businesses, and corporate governance level decision-making. His expertise and guidance at GameStop includes strategy and technology in the selling of digital products and mobile and consumer electronics products. Mr. Hogan, whose board work includes serving as Audit Committee Chair for an international children’s non-profit organization, serves on the Company’s Audit Committee.

WILLIAM M. LEGG, age 73, has been a Director of the Company since April 2002. He retired from Deutsche Banc Alex.Brown, an investment banking firm (“Alex.Brown”), as Managing Director, in 2002. During his 31 years at Alex.Brown, he served as Head of Alex.Brown’s Transportation Group and Co-Head of Alex.Brown & Sons, Inc.’s Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises, J.B. Hunt, Swift, Old Dominion, CH Robinson and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, ARA Services, Transport Development Group and the Company. Mr. Legg earned a B.A. from Trinity College and an M.B.A. from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

Key Attributes, Experience and Skills

Mr. Legg brings to the Board significant investment banking experience, including finance, private equity, mergers and acquisitions, capital structures and strategic planning. His contributions to the Board include in-depth knowledge of transportation companies and industry subsets. His years in transportation-related finance bring valuable analytical transportation knowledge to the Board. Mr. Legg has experience in executive compensation, governance and director nomination matters. He serves on the Board’s Audit Committee, and previously served as Chairman of the Board’s Compensation Committee and as a member of the Board’s Nominating/Corporate Governance Committee.

KATHLEEN D. MCELLIGOTT, age 62, has been a Director of the Company since July 2015. Ms. McElligott is Executive Vice President and Chief Information Officer and Chief Technology Officer of McKesson Corporation, a healthcare services and information technology company and pharmaceutical distributor. She joined McKesson in July 2015, after serving as the Chief Information Officer and Vice President, Information Technology at Emerson Electric Co., a manufacturer of products and provider of engineering services for a wide range of industrial, commercial and consumer markets, from February 2010 to July 2015 and Group Chief Information Officer, Industrial Automation and Vice President for Emerson Power Transmission from October 2000 to January 2010. Prior to joining Emerson, Ms. McElligott spent 22 years with General Electric Company in multiple information systems leadership roles, including CIO of Supply Chain at GE Aircraft Engines from 1997 to 2000, IT Manager, Cycolac Business, GE Plastics from 1996 to 1997, and several managerial positions with GE Aircraft Engines from 1988 to 1996. Ms. McElligott is a former board president of Connections to Success, a St. Louis-based non-profit organization. She holds a Bachelor’s degree in Computer Science from Kent State University and an M.B.A. from Xavier University.

Key Attributes, Experience and Skills

Ms. McElligott brings to the Board over 34 years of vast experience in the areas of manufacturing, supply chain and distribution, acquisitions and divestitures, and technology. She has skills in a variety of leadership positions across three globally diverse businesses, which include experience in the areas of big data, cloud computing, and technology strategy. Ms. McElligott provides the Board with an in-depth knowledge in transportation, enterprise logistics, and strategic planning. Ms. McElligott serves as Chair of the Company’s Nominating/Corporate Governance Committee and previously served as a member of the Company’s Audit Committee.

JUDY R. MCREYNOLDS, age 55, has been a Director of the Company since January 2010 and Chairman of the Board since April 2016. She has served the Company as  President and Chief Executive Officer since January 2010. Prior to that, she served the Company as Senior Vice President–Chief Financial Officer and Treasurer from February 2006 through December 2009; Vice President–Controller from January 2000 through January 2006; and Controller from July 1998 through December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997. Ms. McReynolds has been a member of the Board of Directors of OGE Energy Corp. (NYSE: OGE) since July 2011 and serves as Chair of the Compensation Committee and a member of the Nominating and Governance Committee of OGE. She has served on the Transportation Industry Council of the Federal Reserve Bank of St. Louis since June 2012. Ms. McReynolds is also the current chair of the American Transportation Research Institute board and a member of the American Trucking Associations Board of Directors and Executive Committee.

Key Attributes, Experience and Skills

As the only member of the Company’s senior management who serves on the Board, Ms. McReynolds provides significant industry-specific experience and unique expertise with respect to both ArcBest and its transportation and logistics subsidiaries, resulting from a 20-year tenure with the Company and 28 years of operating and financial experience in logistics and the trucking industry. Her experience as a Chief Financial Officer, Certified Public Accountant, Controller, and currently as Chairman, President and Chief Executive Officer, have contributed to the Board’s insights in customer experience, strategic planning, logistics, LTL and truckload transportation knowledge, talent management, labor and pension matters, investment and corporate banking, financial analysis, appropriate capital structures and our shareholder value.

DR. CRAIG E. PHILIP, age 64, has been a Director of the Company since August 2011. Dr. Philip joined the faculty of Vanderbilt University, a private research university, in January 2015, as Research Professor in Civil and Environmental Engineering and Director of Vanderbilt’s Transportation Center, VECTOR. Dr. Philip retired as Chief Executive Officer of Ingram Barge Company, a barge company and quality marine transporter of dry cargo and one of the top chemical carriers on the river, in 2014. He was President of Ingram Barge from 1994 until 1999 when he was named Chief Executive Officer. Dr. Philip began his transportation career with Conrail in 1980, worked for Ingram Barge from 1982 until 1987 and served as Vice President of the Intermodal Division of Southern Pacific Railroad before returning to Ingram Barge in 1991. He has held adjunct faculty positions at Princeton University and at Vanderbilt University. Dr. Philip holds Master’s and Doctorate degrees in Engineering from the Massachusetts Institute of Technology and an undergraduate degree in Civil Engineering from Princeton University. In 2014, Dr. Philip was elected to membership in the National Academy of Engineering. He serves on the Marine Board of the Transportation Research Board, a unit of the National Academies of Sciences, Engineering and Medicine.

Key Attributes, Experience and Skills

Dr. Philip’s career in the marine, rail and intermodal industries spans more than 31 years. He provides the Board with a unique blend of leadership experience in various modes of freight transportation, in combination with experience in industrial marketing and strategic planning. Dr. Philip currently serves on the Board’s Compensation Committee and Nominating/Corporate Governance Committee.

STEVEN L. SPINNER, age 58, has been a Director of the Company since July 2011, serving as Lead Independent Director since April 2016. Mr. Spinner has been President and Chief Executive Officer and a member of the Board of Directors of United Natural Foods, Inc. (NASDAQ: UNFI), a U.S. independent national distributor of natural, organic and specialty foods and related products, since September 2008. He has been Chairman of the Board of United Natural Foods since December 2016. Prior to joining UNFI in 2008, he was a Director and Chief Executive Officer of Performance Food Group Company (NYSE: PFGC) from October 2006 to May 2008 and PFGC’s President and Chief Executive Officer from May 2005 to May 2008. He was the Senior Vice President and Chief Executive Officer of PFGC’s Broadline Division (“Broadline”) from February 2002 to May 2005 and Division President of Broadline from August 2001 to February 2002.

Key Attributes, Experience and Skills

Mr. Spinner provides the insight and knowledge that comes from years of senior-level executive management, logistical experience and knowledge of network businesses. His background has given him extensive experience in the wholesale food distribution business, which includes overseeing the organic and acquisition growth of a food distribution company and directing the successful integration of the operational, organizational and technological aspects of two companies. Mr. Spinner brings valuable knowledge to the Board as an active CEO of a public company. Mr. Spinner currently serves on the Board’s Audit Committee.

JANICE E. STIPP, age 58, has been a Director of the Company since October 2012 and a Board-designated Audit Committee Financial Expert since February 2015. Ms. Stipp, Senior Vice President, Chief Financial Officer and Treasurer for Rogers Corporation, a global leader in engineered materials solutions, joined Rogers Corporation as Chief Financial Officer in November 2015. From October 2011 through October 2015, she was Executive Vice President, Chief Financial Officer and Treasurer of Tecumseh Products Company, a global manufacturer of compressors and condensing units for the commercial refrigeration market. Prior to that, she was Chief Financial Officer at Revstone Industries LLC; Acument Global Technologies, Inc., a Platinum Equity portfolio company; and GDX Automotive, Inc., a Cerberus Equity portfolio company. She began her career in 1981 with Lear Siegler Incorporated, working in corporate audit. From 1984 to 1999, she worked for General Motors in a variety of financial roles. She graduated from Michigan State University in 1981 with a B.A. in Accounting and received her CPA certification in 1983 and an M.B.A. from Wayne State University in 1987. Ms. Stipp also serves on the Board of Directors of Ply Gem Holdings, Inc. (NYSE: PGEM), a building products manufacturer.

Key Attributes, Experience and Skills

Ms. Stipp has over 35 years of financial and accounting experience with a variety of industrial companies. For the past ten years, she has served as CFO of both public and private companies. She has a strong background in financial controls, auditing, financial management and accounting, acquisitions and treasury. She is experienced in corporate restructuring, having led turnaround efforts at several of the private equity-sponsored companies where she worked. In addition to her CFO experience, she has also held the Corporate Controller position and has held several treasury-related positions. Given her years of senior-level executive management, she has extensive experience working with boards of directors at several companies. Ms. Stipp’s financial experience brings valuable knowledge to the Company’s Audit Committee in her role as Chairman of the Audit Committee.

Governance of the Company

Board Leadership Structure

The Board has determined that a leadership structure comprised of Ms. McReynolds serving in a combined Chairman and Chief Executive Officer role and Mr. Spinner serving as the Lead Independent Director, a role tasked with significant specified duties, is in the best interests of the Company and its stockholders.

In making its decision, the Board considered Ms. McReynolds’ leadership qualities, management capability, knowledge of the Company’s business and the transportation and logistics industry, the long-term, strategic perspective she has exhibited as the President and Chief Executive Officer and her focus on growing long-term shareholder value. The Board also considered Ms. McReynolds’ long history with the Company. Ms. McReynolds joined the Company in 1997 and has served as the President and Chief Executive Officer since 2010 and previously served as Senior Vice President–Chief Financial Officer and Treasurer from 2006 through 2009. The Board believes that serving as both Chairman and President and Chief Executive Officer enables Ms. McReynolds to more effectively and efficiently execute the Company’s strategic initiatives and respond to key business issues and risks that she encounters in daily operations.

The Board recognizes that there are a variety of viewpoints concerning a board’s optimal leadership structure and considered all viewpoints in making its decision. The Board reviewed trends in board practices, recommended best practices for corporate governance, and the current board practices of the Company’s peer companies. The Board also considered the speed with which a combined Chairman and Chief Executive Officer can identify company concerns and communicate this information to other board members, and the ability of a combined Chairman and Chief Executive Officer to provide superior information to other board members given insights into the day-to-day issues faced by a company.

The Board has determined that the election of an executive Chairman should be accompanied by the election of a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. In January 2016, the Board amended the Company’s bylaws to provide that if the Chairman is not an independent Director, the independent Directors shall annually elect one of the independent Directors to serve as the Lead Independent Director. As set forth in the Company’s bylaws, the Lead Independent Director has clearly articulated and extensive authority and responsibilities relating to the Board’s governance and functions, which include (i) calling and chairing meetings of independent Directors, and setting agendas for such meetings; (ii) liaising between the independent Directors and the Chairman and communicating with the Chairman after each meeting of independent Directors to provide feedback; (iii) chairing all Board meetings where the Chairman is not present; (iv) reviewing, advising on and approving Board meeting agendas and meeting schedules; (v) being available for consultation and direct communication with stockholders, when appropriate; and (vi) participating in the annual performance evaluation of individual members of the Board and the Chief Executive Officer (in consultation with the Nominating/Corporate Governance Committee). The Lead Independent Director’s authority and responsibilities generally correspond to those performed by an independent Chairman.

In the Board’s view, Mr. Spinner possesses the characteristics and qualities necessary to fulfill the Lead Independent Director’s important role of guiding and facilitating the independent Directors’ participation in the Company’s governance. Mr. Spinner has served as an independent Director since 2011 and has a thorough understanding of the Board’s oversight role and leading corporate governance practices. The Board believes that Mr. Spinner, as Lead Independent Director, provides a meaningful balance to the executive Chairman. Supplementing the Lead Independent Director are the three standing Board committees (the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee), all members of which are independent Directors. The Audit Committee also serves as the Qualified Legal Compliance Committee.

The Company’s leadership structure includes an experienced management team, upon whose advice, reports and opinions the Board relies. Regularly scheduled management reports and presentations, based on operational, financial, legal and risk management aspects of the Company’s operations, provide vital information to the Board.  The independent Directors have complete access to, and direct contact with, members of senior management. The Board also relies on the advice of counsel, accountants, executive compensation consultants, auditors, strategic planning consultants and other expert advisors.

Attendance at Meetings

The Board meets on a regularly scheduled basis six times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met six times during 2017. During 2017, all incumbent members of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he/she was a member.

The Nominating/Corporate Governance Committee has determined that a majority of the members of the Board are independent pursuant to applicable NASDAQ independence standards. Independent Directors are Messrs. Conrado, Gorman, Hogan, Legg, and Spinner, Dr. Philip, and Mses. Stipp and McElligott. Directors who retired from the Board in 2017, John W. Alden and Fred A. Allardyce, were also deemed independent by the Nominating/Corporate Governance Committee. Independent Directors met in executive session four times in 2017. Mr. Spinner, as Lead Independent Director, presides over the meetings of Independent Directors.

It is the Company’s policy that all members of its Board attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. With the exception of Mr. Alden, all of the eleven members of the Board at the time of the Company’s 2017 Annual Meeting of Stockholders attended such meeting.

Board’s Role in Risk Oversight

The Board believes that the current management structure facilitates risk oversight by combining experienced leadership with independent review by the Board and its committees. To enhance its oversight function, the Board is composed of Directors who are not employed by the Company, with the exception of Ms. McReynolds. Potential risk factors that are monitored through this structure include financial, operational, technological, disaster, environmental, cybersecurity, legal and regulatory, fraud/corruption, employment practices, executive compensation, reputational and legislative areas. Risk factors may present themselves on any of the multiple levels of the Company. The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility. Presentations are periodically made to Board of Directors on the Company’s overall enterprise risk management program which includes reporting on the top existing risks for the company, emerging risks and mitigating controls or circumstances related to the risks and separately on the effectiveness of the security and back-up and contingency provisions of the Company’s information systems.

The Audit Committee directly oversees risk management relating to financial reporting and public disclosure and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for the oversight of general financial risk matters. The Audit Committee meets regularly with financial management, including the Vice President–Chief Financial Officer, the Vice President–Controller and Chief Accounting Officer and the Vice President–Internal Audit, as well as our independent registered public accounting firm, Ernst & Young LLP (“EY”). In addition, the Company’s Risk Management Committee, which consists of several members of senior management, provides quarterly reports to the Audit Committee of its activities related to risk matters and risk management policies as appropriate to address identified risks and to quarterly activities related to the Company’s Enterprise Risk Management program.

The Compensation Committee is responsible for oversight of risk for the Company’s compensation policies and practices for all employees. Management has evaluated the Company’s compensation policies and practices for all employees, including the Named Executive Officers (listed in “Compensation Discussion & Analysis”) and executive officers. The evaluation included consideration of whether any of the Company’s compensation policies and practices, including incentive plans, create risks that are reasonably likely to have a material adverse effect on the Company. The primary responsibility for the Company’s evaluation was assigned to the Company’s Risk Management Committee, which includes the Vice President–Financial Services and Risk Management as its Chair and the Vice President–General Counsel and Corporate Secretary, Vice President–Chief Financial Officer, Vice President–Internal Audit, Vice President–Controller and Chief Accounting Officer, Vice President–Tax, as well as other officers as its members. Based on management’s evaluation, including the specific process completed by the Company’s Risk Management Committee, management concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management’s evaluation, including the conclusions reached by the Company’s Risk Management Committee, was discussed with the Compensation Committee.

The information used by management and the Company’s Risk Management Committee and provided to the Compensation Committee included a framework of potential risk factors for certain compensation plans and identified how the Company’s existing processes and compensation programs mitigate those risks. Mitigating factors for potential risks identified included:

•      a combination of short- and long-term compensation;

•      a combination of equity- and cash-based compensation;

•      multiple performance metrics;

•      relative performance metric;

•      robust financial control policies and audit practices;

•      caps for potential amounts earned under annual and long-term incentive plans;

•      clawback policy;

•      a prohibition against hedging transactions or pledging of shares;

•      five-year cliff vesting periods for equity awards;

•      stock ownership requirements for senior officers;

•      utilizing an independent compensation consultant to review executive incentive plans;

•      approval of performance criteria, as well as performance results by the Compensation Committee that consists of only independent Directors; and

•      review of peer groups by an independent compensation consultant and the Compensation Committee.

The most recent risk management evaluation was provided to the Compensation Committee in January 2018. Based on the information provided and the Compensation Committee’s knowledge of the compensation policies and practices of the Company, the Compensation Committee agreed with management’s conclusion that the risks arising from the Company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

The Nominating/Corporate Governance Committee is responsible for overseeing risks associated with corporate governance and reviews corporate governance matters at least once a year. In connection with this responsibility, the Nominating/Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation.

Committees of the Board

The Board has established Audit, Compensation, Nominating/Corporate Governance and Qualified Legal Compliance committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2017 are described below.

Audit Committee. The Audit Committee’s current members are Ms. Stipp (Chair), and Messrs. Hogan, Legg and Spinner. The Nominating/Corporate Governance Committee has reviewed the status of each of the members and determined that each member of the Audit Committee meets all applicable Securities and Exchange Commission (“SEC”) and National Association of Securities Dealers Automated Quotations (“NASDAQ”) independence standards and financial literacy requirements that apply to Audit Committee members. Ms. Stipp and Mr. Hogan are Board-designated Audit Committee Financial Experts. The Audit Committee met six times during 2017. The Audit Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

The Audit Committee assists the Board by fulfilling oversight responsibilities relating to:

•      the integrity of financial statements and related financial information provided by the Company to the public and the SEC;

•      the Company’s systems of internal controls regarding finance, accounting and compliance with policies, including ethics policies, that management and the Board have established;

•      the performance of the Company’s internal audit, accounting and financial reporting functions;

•      the Company’s risk management policies and processes to identify, monitor, and manage significant risk exposures; and

•      the Company’s compliance with legal and regulatory requirements.

Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related person transaction disclosure are instructed to report in writing any such transactions to the Company; and further, they are reminded of their obligation to report to the Company any such transactions that may be planned or subsequently occur. In determining whether or not to approve or ratify a related person transaction, the Audit Committee considers all of the relevant facts and circumstances available, including (if applicable): (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity of which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Conduct.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving executive management compensation. The Compensation Committee’s current members are Messrs. Gorman (Chair) and Conrado and Dr. Philip. The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable NASDAQ independence standards, Internal Revenue Code (“IRC”) Section 162(m) outside director requirements and non-employee director requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met five times in 2017. The Compensation Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

The Compensation Committee has authority to make and administer awards under the 2005 Ownership Incentive Plan.

The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on the Compensation Committee members’ knowledge and experience; competitive proxy and market compensation information; periodic review and analysis from an independent compensation consultant retained by, and which reports directly to, the Compensation Committee; and management recommendations.

The Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consulting firm in 2017. Meridian reviewed executive compensation practices, including executive compensation design issues, proxy disclosure review, market trends and technical considerations, and provided ongoing consulting assistance to the Compensation Committee throughout the year. Other than executive and director compensation consulting to the Board, the Compensation Committee and the Nominating/Corporate Governance Committee, Meridian does not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian under SEC rules and concluded that Meridian’s work for the Board, the Compensation Committee and the Nominating/Corporate Governance Committee does not raise any conflict of interest.

The Compensation Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant and evaluates the consultant periodically. The Compensation Committee also approves the fees paid to its independent compensation consultant.

The Compensation Committee may not and does not delegate its authority to review and determine the forms and values of the various elements of compensation for Named Executive Officers. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved, to the extent permissible.

The Company has retained Mercer LLC (“Mercer”) to provide additional consulting services at the direction of management and to assist with management’s recommendations for selecting our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review and review of corporate governance practices. The Company has assessed the independence of Mercer under SEC rules and concluded that Mercer’s work for management does not raise any conflict of interest.

Nominating/Corporate Governance Committee. The current members of the Nominating/Corporate Governance Committee are Ms. McElligott (Chair), Messrs. Conrado and Gorman and Dr. Philip. The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as defined in applicable NASDAQ independence standards. The Nominating/Corporate Governance Committee’s responsibilities include: (i) identifying individuals believed to be qualified to become Directors and selecting and recommending to the Board for its approval the nominees to stand for election as Directors by the stockholders or, if applicable, to be appointed to fill vacancies on the Board; (ii) determining appropriate compensation for Directors; (iii) recommending any changes regarding size, structure, composition, processes and practices of the Board; (iv) reviewing the independence of Directors and assessing whether members are meeting the applicable independence standards required to serve on the various Board committees; (v) reviewing the Company’s corporate governance standards; and (vi) making recommendations regarding succession planning for the Chief Executive Officer of the Company. Meridian consults with the Nominating/Corporate Governance Committee regarding the value and forms of compensation for non-employee Directors. The Nominating/Corporate Governance Committee held four meetings in 2017. The Nominating/Corporate Governance Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

In recommending nominees for the Board, the Nominating/Corporate Governance Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations or technical expertise that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other Directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues and the extent to which, in the Nominating/Corporate Governance Committee’s opinion, the candidate would be a desirable addition to the Board.

Diversity is taken into account when determining how the candidates’ qualities and attributes would complement the other Directors’ backgrounds. Type of advanced studies and certification, type of industry or aspect of transportation experience, area of corporate experience and gender, among other factors, are taken into consideration. The Nominating/Corporate Governance Committee believes that the different business and educational backgrounds of the members of the Board contribute to the overall insight necessary to evaluate matters coming before the Board. The Nominating/Corporate Governance Committee implements its policy of considering a range of candidates by including diversity aspects in its analysis of candidates’ qualifications. A listing of current Directors’ and potential candidates’ qualifications and attributes is periodically discussed in Nominating/Corporate Governance Committee meetings. In these discussions, the effectiveness of this methodology is addressed.

There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating/Corporate Governance Committee’s perceptions about future issues and needs.

The Nominating/Corporate Governance Committee may draw upon individuals known by members of the Board, and at the Nominating/Corporate Governance Committee’s discretion, candidates recommended by management or third parties engaged by the Nominating/Corporate Governance Committee to assist it in identifying appropriate candidates.

The Nominating/Corporate Governance Committee considers any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating/Corporate Governance Committee considers the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.

The Nominating/Corporate Governance Committee considers director candidates submitted by stockholders that follow the procedure set forth in the following Stockholder Director Nomination Procedure, in accordance with the Company’s bylaws:

Any stockholder entitled to vote at an annual meeting of stockholders and intending to recommend candidate(s) for nomination for director at that meeting must submit a written stockholder notice to the Company. The information required to be included in a stockholder notice nominating a candidate for the Board is set forth in detail in the Company’s bylaws and includes the following information: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, and (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies relating to the election of directors in a contested election; and (2) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person required to be disclosed in a proxy statement relating to the election of directors in a contested election, (b) such person’s written consent to being named in the proxy statement and to serving as a director if elected, and (c) a description of all direct and indirect compensation and other material monetary agreements during the past three years between the stockholder and Stockholder Associated Person and their affiliates and the proposed nominee and his or her affiliates. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

Additionally, for a candidate to be eligible to be a nominee for election as director, the candidate must deliver to the Corporate Secretary a written response to a questionnaire with respect to the candidate’s background and qualifications and a written representation and agreement. Such stockholder notice and candidate questionnaire and representation and agreement must be received by the Corporate Secretary at 8401 McClure Drive, Fort Smith, Arkansas 72916 not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. For information regarding the required information in the stockholder notice and the candidate’s questionnaire and representation and agreement, contact the Corporate Secretary’s office at info@arcb.com or at 479-785-6000.

Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report pursuant to SEC Rule 205 by an attorney representing the Company. The Audit Committee serves as the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee Charter is posted in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

Code of Conduct and Corporate Governance Guidelines

The Board has adopted a Code of Conduct and Corporate Governance Guidelines. The full text of the Code of Conduct is posted in the Investors section of the Company’s website, www.arcb.com.

The Company’s Code of Conduct applies to all of its Directors, officers (including the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, and any person performing similar functions) and employees. The Company intends to post on its website any amendment to, or waiver from, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller or persons performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

Director Compensation

The Nominating/Corporate Governance Committee is responsible for reviewing and awarding compensation to the non-employee Directors. The Nominating/Corporate Governance Committee sets the levels and forms of non-employee Director compensation based on its experience, review of the compensation paid to directors of comparable publicly traded companies and the advice of Meridian, its independent compensation consultant. The Nominating/Corporate Governance Committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.

Cash Compensation

For the fiscal year ended December 31, 2017, the standard cash compensation arrangement for non-employee Directors was as follows:

Annual Retainers (paid in monthly installments)
Members	$80,000
Lead Independent Director	$25,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$12,000
Nominating/Corporate Governance Committee Chair	$8,000

Retainers are cumulative, i.e., each non-employee Director receives a “Member Retainer” plus the appropriate retainer fee for any other positions he or she holds.

Equity-Based Awards

The policy for granting equity awards states that the Nominating/Corporate Governance Committee is responsible for granting all equity compensation to non-employee Directors. Under the terms of this policy, the effective date of an equity award will be the date which is five business days following the Company’s applicable quarterly earnings release. The number of restricted stock units (“RSUs”) awarded is based on stated dollar amounts for each Director, which is divided by the closing stock price on the date of grant. In most prior years, non-employee Directors received annual equity awards historically equal to $100,000 on the date of grant of the awards. However, in 2017 the award value was reduced to $86,900 due to decreases in the Company’s stock price at the time of the award and the desire to preserve shares for issuance under the Company’s 2005 Ownership Incentive Plan.

Prior to 2016, the RSU awards to non-employee Directors provided for three-year cliff vesting for awards. Based on a review of peer group and industry practices conducted by Meridian, the Committee approved one-year cliff vesting for RSU awards beginning in 2016. All of the RSU awards are subject to accelerated vesting due to death, disability or change in control of the Company. Accelerated vesting for RSUs also occurs upon attainment of normal retirement age (age 65 with five years of service with the Company). Mr. Legg is currently eligible for normal retirement. Upon early retirement (three years of service as a Director), a Director is eligible for accelerated vesting of a pro rata number of shares based on the number of whole months since the award date. Dr. Philip, Mr. Spinner and Ms. Stipp are currently eligible for early retirement. Messrs. Conrado, Gorman and Hogan and Ms. McElligott are not currently eligible for early retirement. Vested RSU awards are paid in shares on the earlier to occur of (i) the normal vesting date applicable to the award, or (ii) the Director’s termination of service with the Company unless deferred under the provisions of the 2005 Ownership Incentive Plan.

Stock Ownership Policy. The Nominating/Corporate Governance Committee believes that the Directors of the Company should maintain a level of equity holdings in the Company that will further align the interests of Directors with the Company’s stockholders. The Board adopted a Stock Ownership Policy for Directors, which provides that Directors must own shares equal to six times their annual retainer. A Director is not permitted to sell any shares of Company stock (except to pay the taxes generated as a result of equity grants) until he or she satisfies the stock ownership requirement. Restricted stock, RSUs and stock owned outright count toward the Company’s Stock Ownership Policy requirements.

The Nominating/Corporate Governance Committee monitors ownership levels annually. As of the review completed in 2017, all of the Directors have met their ownership requirements except for the four Directors who joined the Board in 2015 and 2016, who are in compliance with our prohibition on selling shares until they meet the requirement.

Clawback Policy. The Committee has implemented a policy for the “clawback” of any equity awards granted to a Director whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board will, to the full extent permitted by governing law, in appropriate cases, effect the cancellation of unvested RSU or deferred stock awards previously granted to the Director if (a) the amount of the equity award was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement, (b) the Director engaged in intentional misconduct that caused or partially caused the need for the restatement and (c) the amount of the equity award that would have been awarded to the Director had the results been properly reported would have been lower than the amount actually awarded.

2017 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2017.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2, 3)	All Other Compensation	Total
John W. Alden(4,5)	$29,333	$–	$25,000	$54,333
Fred A. Allardyce(6)	26,667	–	25,000	51,667
Eduardo F. Conrado	80,000	86,900	–	166,900
Stephen E. Gorman(4)	92,000	86,900	–	178,900
Michael P. Hogan	80,000	86,900	–	166,900
William M. Legg	80,000	86,900	–	166,900
Kathleen D. McElligott(4)	85,333	86,900	–	172,233
Craig E. Philip	80,000	86,900	–	166,900
Steven L. Spinner(4)	105,000	86,900	–	191,900
Janice E. Stipp(4)	95,000	86,900	–	181,900

(1)          Judy R. McReynolds, the Chairman, President and Chief Executive Officer of the Company, is not included in this table since she is an employee of the Company and thus received no compensation for her service as a Director. The compensation received by Ms. McReynolds as an officer of the Company is shown in the Summary Compensation Table on page 41.

(2)          Reflects the aggregate grant date fair value of RSU awards made during 2017 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) determined without regard to estimated forfeitures and adjusted for present value of dividends. Messrs. Conrado, Gorman, Hogan, Legg, and Spinner, Dr. Philip and Mses. McElligott and Stipp received an award of 5,000 RSUs under the 2005 Ownership Incentive Plan on May 12, 2017 (computed using the grant date fair value of $17.38 per share on such date). Messrs. Alden and Allardyce did not receive a RSU award in 2017 due to their retirement on May 2, 2017. See Note K to the consolidated financial statements in the Company’s 2017 Annual Report for additional detail on share-based compensation.

(3)          As of December 31, 2017, each non-employee Director had the following aggregate number of RSUs outstanding, although only the value of the 2017 RSU award is provided in the Stock Awards column.

Name	Vested but Subject to Transfer Restrictions	Unvested	Total RSUs Outstanding
John W. Alden	–	–	–
Fred A. Allardyce	–	–	–
Eduardo F. Conrado	–	5,000	5,000
Stephen E. Gorman	–	8,000	8,000
Michael P. Hogan	–	5,000	5,000
William M. Legg	7,700	–	7,700
Kathleen D. McElligott	–	8,000	8,000
Craig E. Philip	5,242	2,458	7,700
Steven L. Spinner	5,242	2,458	7,700
Janice E. Stipp	5,242	2,458	7,700

(4)          Lead Independent Director: Mr. Spinner. Committee Chairpersons: Ms. Stipp, Audit Committee and Qualified Legal Compliance Committee; Mr. Gorman, Compensation Committee; Mr. Alden, Nominating/Corporate Governance Committee (through his retirement from the Board in May 2017); and Ms. McElligott, Nominating/Corporate Governance Committee (effective May 2017).

(5)          A director legacy gift was made to the Alden Kindred of America in the amount of $25,000 in Mr. Alden’s honor upon occasion of his retirement from the Board in 2017.

(6)          A director legacy gift was made to the Williston Northampton School in the amount of $25,000 in Mr. Allardyce’s honor upon occasion of his retirement from the Board in 2017.

Principal Stockholders and Management Ownership

The following table sets forth certain information concerning beneficial ownership of the Common Stock as of March 5, 2018 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each officer who is listed in the Summary Compensation Table (collectively “Named Executive Officers”), director and director nominees; and (iii) all directors and executive officers as a group.

Unless otherwise indicated, to the Company’s knowledge, the persons included in the tables below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes RSUs that are (i) scheduled to vest within 60 days after March 5, 2018, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) vested but unsettled either due to the Director’s or officer’s eligibility for normal retirement or early retirement pursuant to the award agreement under which the award was granted. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On March 5, 2018, there were 25,641,511 shares of Common Stock outstanding.

		Shares	Percentage
		Beneficially	of Shares
		Owned	Outstanding
(i) Name / Address
BlackRock, Inc.(1)		3,321,151	12.95%
55 East 52nd Street, New York, NY 10055
The Vanguard Group, Inc.(2)		2,331,930	9.09%
100 Vanguard Boulevard, Malvern, PA 19355
Dimensional Fund Advisors LP(3)		2,171,316	8.47%
Building One, 6300 Bee Cave Road, Austin, TX 78746
JPMorgan Chase & Co.(4)		1,804,463	7.04%
270 Park Avenue, New York, NY 10017
(ii) Name	Position
Judy R. McReynolds(5, 6)	Chairman, President and CEO (also a Director Nominee)	92,579	*
Eduardo F. Conrado(5)	Director (also a Director Nominee)	3,600	*
Stephen E. Gorman(5)	Director (also a Director Nominee)	5,000	*
Michael P. Hogan(5)	Director (also a Director Nominee)	3,600	*
William M. Legg(5)	Director (also a Director Nominee)	36,147	*
Kathleen D. McElligott(5)	Director (also a Director Nominee)	5,000	*
Craig E. Philip(5)	Director (also a Director Nominee)	27,500	*
Steven L. Spinner(5)	Director (also a Director Nominee)	23,300	*
Janice E. Stipp(5)	Director (also a Director Nominee)	18,800	*
David R. Cobb(5)	Vice President–Chief Financial Officer	26,360	*
Jim A. Ingram(5)	Chief Operating Officer, Asset-Light Logistics	–	*
Michael E. Newcity (5)	Senior Vice President–Chief Innovation Officer and ArcBest Technologies President	5,589	*
Timothy D. Thorne(5, 7)	ABF Freight President	24,811	*

(iii) All Current Directors and Executive Officers as a Group (20 total)(8)		305,236	1.19%
*Less than 1%

(1)     Based on information contained in Amendment No. 9 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 19, 2018, BlackRock, Inc. has sole voting power with respect to 3,260,622 shares of Common Stock and sole dispositive power with respect to 3,321,151 shares.

(2)     Based on information contained in Amendment No. 6 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 12, 2018, Vanguard has sole voting power with respect to 31,340 shares of Common Stock, shared voting power with respect to 4,400 shares, sole dispositive power with respect to 2,297,813 shares and shared dispositive power with respect to 34,117 shares.

(3)               Based on information contained in Amendment No. 9 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2018, Dimensional Fund Advisors LP has sole voting power with respect to 2,084,460 shares of Common Stock and sole dispositive power with respect to 2,171,316 shares.

(4)               Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC by JPMorgan Chase & Co. on January 16, 2018, JPMorgan Chase & Co. has sole voting power with respect to 1,555,918 shares of Common Stock and sole dispositive power with respect to 1,798,363 shares.

(5)               Includes RSUs that are (i) scheduled to vest within 60 days after March 5, 2018, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) vested but unsettled either due to the Director’s or Named Executive Officer’s eligibility for normal retirement or early retirement pursuant to the award agreement under which the award was granted as follows:

As of March 5, 2018

McReynolds	36,334
Conrado	–
Gorman	–
Hogan	–
Legg	7,700
McElligott	–
Philip	6,300
Spinner	6,300
Stipp	6,300
Cobb	–
Ingram	–
Newcity	–
Thorne	17,307

(6)               Includes 56,245 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.

(7)               Includes 104 shares held by Mr. Thorne in the ArcBest 401(k) and DC Retirement Plan.

(8)               Includes 102,077 RSUs that will vest in 60 days or are vested but settled either due to the Director’s or Officer’s eligibility for normal retirement or early retirement pursuant to the terms of the Company’s 2005 Ownership Incentive Plan.

Executive Officers of the Company

The following information sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and its subsidiary, ABF Freight System, Inc. (“ABF Freight”). The executive officers, including the Named Executive Officers, serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see “Principal Stockholders and Management Ownership” on page 20. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

JUDY R. MCREYNOLDS, age 55, is Chairman, President and Chief Executive Officer and a Director of the Company. See previous description under “Directors of the Company.”

DENNIS L. ANDERSON II, age 37, has been Chief Customer Experience Officer since January 2017 and was Vice President of Strategy for the Company from February 2014 through December 2016. Prior to that Mr. Anderson served as Director of Strategy from June 2011 through January 2014. For ABF Freight, he was Senior Pricing Analyst from January 2007 to April 2010 and Manager of Pricing from May 2010 until June 2011. He holds a Bachelor’s degree in Industrial Engineering from the University of Arkansas.

DAVID R. COBB, age 52, has been Vice President–Chief Financial Officer since January 2015 and previously served as Vice President and Controller for the Company from May 2006 through December 2014 and Chief Accounting Officer for the Company from January 2010 through December 2014. Mr. Cobb was employed by Smith International, Inc., a publicly traded international oilfield service company acquired by Schlumberger Limited, as Vice President and Controller from 2002 to April 2006. He was employed by Kent Electronics Corporation, a publicly traded specialty electronics distributor and network integrator, from 1995 to 2001 and Price Waterhouse, a predecessor of PricewaterhouseCoopers LLP from 1988 to 1994. Mr. Cobb is a Certified Public Accountant and has served publicly traded companies since 1988. Mr. Cobb holds a B.S.B.A. in Accounting from Abilene Christian University.

DAVE DARTER, age 62, has been the Company’s Chief Sales Officer since January 2017. For ABF Freight, Mr. Darter served as Vice President–Sales and Marketing from November through December of 2016 and Vice President–Corporate Sales from July 2016 through October 2016. He served as Regional Vice President of Sales for ABF Freight from July 1997 through July 2016. He holds a Bachelor’s degree in Sociology from Arkansas Tech University.

ERIN K. GATTIS, age 44, has been Chief Human Resources Officer for the Company since July 2016. She previously served as the Company’s Vice President–Human Resources from October 2011 through June 2016 and Chief of Staff from January 2010 through September 2011. Prior to the chief of staff departmental director position, Ms. Gattis served as Manager of Retirement Services and Executive Compensation from August 2006 through December 2009. She joined the Company in 1999 and between 1999 and 2006 worked for both the Company and ABF Freight as a Retirement Specialist, Benefits Analyst, Supervisor of Executive Compensation and Manager of Executive Compensation. She holds a Bachelor’s degree from Arkansas Tech University in Economics and Finance. Ms. Gattis has a Senior Professional in Human Resources (SPHR) and SHRM–SCP certification.

JIM A. INGRAM, age 50, has been Chief Operating Officer, Asset-Light Logistics for the Company since January 2017 and was President of the Company’s subsidiary ABF Logistics from August 2013 through December 2016. He was Senior Vice President–Strategy from November 2011 through January 2014, Vice President–Strategic Development from April 2010 through October 2011, and Vice President–Market Development from January 2008 to April 2010. Prior to 2008, Mr. Ingram served as Vice President–Market Development for ABF Freight from February 2006 through December 2007, and from January 2000 through January 2006, he was ABF Freight’s Director–Quotation Services. Between January 1990 and December 1999, he held positions in ABF Freight’s Pricing Department. Mr. Ingram holds a Bachelor’s degree in Industrial Engineering and an M.B.A. from the University of Arkansas.

MICHAEL R. JOHNS, age 59, has been the Company’s Vice President–General Counsel and Corporate Secretary since April 2007. From 1991 to 2007, he was a partner in the law firm of Dover Dixon Horne PLLC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. He is a Certified Public Accountant. Mr. Johns is a member of the American Bar Association, Sebastian County Bar Association and Arkansas Society of Certified Public Accountants. Mr. Johns holds a B.S.B.A. from the University of Arkansas and a J.D. from Southern Methodist University.

STEVEN LEONARD, age 43, has been Vice President–Customer Solutions for ArcBest since January 2017. Mr. Leonard previously served as Vice President–Global Forwarding for the Company’s subsidiary, Panther Premium Logistics®, from November 2014 through December 2016. Mr. Leonard joined the Company in 2001 as a quotation analyst for ArcBest brand U-Pack®, and has held positions that include Manager of Quotation Services, Manager of TimeKeeper Pricing, Director of Strategic Planning and Divisional Vice President. He holds a Bachelor’s degree in Business Administration from the University of Arkansas.

DANIEL E. LOE, age 43, has been Chief Yield Officer since January 2017 and was Vice President–Enterprise Customer Solutions for the Company from May 2014 through December 2016. From 2010 through April 2014, Mr. Loe served as Vice President–Yield Management for ABF Freight. He also served ABF Freight as Director of Marketing & Public Relations from 2004 to 2010, and Senior Pricing Analyst from 2000 to 2004. Mr. Loe joined the Company in 1997, working as an Associate Analyst, Analyst, and Lead Analyst in the Pricing Department prior to his promotion to Senior Pricing Analyst in 2000. He holds a Bachelor’s degree in Industrial Engineering from the University of Arkansas.

MICHAEL E. NEWCITY, age 48, has been Senior Vice President–Chief Innovation Officer and President of the Company’s subsidiary ArcBest Technologies, Inc. since January 2015. He previously served the Company as Chief Financial Officer and Chief Information Officer from August 2013 through December 2014, and prior to that had been Vice President–Chief Financial Officer from June 2010 through July 2013, and Director–Economic Analysis from November 2007 through May 2010. Prior to that he had served as Director–E-Systems and Emerging Technologies for ABF Freight from November 2005 through October 2007. In these capacities, Mr. Newcity led the group that provides critical analysis on topics including costing and profitability methods, incentive plans, metrics and forecasting, as well as the development and implementation of internal management systems. From January 2000 through October 2005, Mr. Newcity held several managerial positions with ABF Freight that spanned marketing, information technology and business development. He began his career with the Company in 1993 at its subsidiary, ArcBest Technologies, Inc., leading the Company’s e-commerce development initiatives through December 1999. Mr. Newcity holds an M.B.A. from the Walton College at the University of Arkansas.

TRACI L. SOWERSBY, age 48, has been Vice President–Controller, Chief Accounting Officer since April 2015. Prior to joining the Company, Ms. Sowersby spent 17 years with Ernst & Young LLP where she most recently served as Executive Director in the Phoenix Ernst & Young LLP office. Ms. Sowersby’s roles with Ernst & Young LLP included Audit/Assurance Staff through Executive Director, providing expertise in the areas of technical accounting, internal controls and financial reporting. She holds a Bachelor’s degree in Accounting from Indiana University–Purdue University of Fort Wayne. Ms. Sowersby is a Certified Public Accountant and has served in the U.S. Army Reserves.

TIMOTHY D. THORNE, age 56, has been President of ABF Freight since October 2014. Mr. Thorne has served ABF Freight in many capacities, including Vice President–Linehaul Operations from April 2013 to October 2014 and Regional Vice President of Operations in the Midvale, Utah and Reno, Nevada regional offices from May 2006 through March 2013. Mr. Thorne worked as Service Center Manager at four ABF Freight service centers from May 1993 through April 2006, including Florence and Decatur, Alabama; Nashville, Tennessee and Carlisle, Pennsylvania. He joined ABF Freight as a Supervisor Assistant at the Orlando, Florida service center in 1990, working in that position until serving as Sales Representative at the same service center from June 1992 to May 1993. Mr. Thorne holds a B.S.B.A. from the University of Oklahoma and an M.B.A. from the University of North Alabama. He served as a captain in the U.S. Army.

 Compensation Discussion & Analysis

The purpose of this Compensation Discussion & Analysis (“CD&A”) is to provide an overview and analysis of (i) our executive compensation programs; (ii) material compensation changes made during the year for Named Executive Officers; and (iii) the process for review and decision-making for the executive compensation programs. The Compensation Committee (the “Committee”) of the Board of Directors determines the compensation and reviews, approves and oversees the administration of plans and programs for our Named Executive Officers. This discussion should be read in conjunction with the Summary Compensation Table (including the related tables and narrative disclosures) on page 41.

The Named Executive Officers for 2017 are listed below:

Named Executive Officer	Title

Judy R. McReynolds	ArcBest Chairman, President and Chief Executive Officer
Timothy D. Thorne	ABF Freight President
Jim A. Ingram	ArcBest Chief Operating Officer, Asset-Light Logistics
David R. Cobb	ArcBest Vice President–Chief Financial Officer
Michael E. Newcity	ArcBest Senior Vice President–Chief Innovation Officer and ArcBest Technologies President

Executive Summary

Our Company

ArcBest® is a logistics company with creative problem solvers who have The Skill and The Will® to deliver integrated logistics solutions. At ArcBest We’ll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair. We began nearly 95 years ago as a less-than-truckload (“LTL”) carrier, ABF Freight®, and we have grown significantly over the past several years, continuing to diversify and expand our total product and service offerings to meet our customers’ needs. In January 2017, ArcBest realigned its structure to offer most logistics services under the ArcBest brand. With a relentless focus on meeting our customers’ needs and unique access to assured transportation capacity, we create solutions for even the most complex and demanding supply chains. We are focused on providing the best customer experience possible with seamless access to a broad suite of logistics capabilities. Under the ArcBest brand, we offer customized logistics solutions to optimize our customers’ supply chains, while we continue to offer a full array of LTL services offered through ABF Freight. Our asset-light services include ground expedite shipping under the Panther Premium Logistics® brand as well as truckload, international air and ocean, time critical, managed transportation, warehousing and distribution, do-it-yourself moving under the U-Pack® brand and vehicle maintenance and repair from FleetNet America®.

Company Performance

The table below summarizes our key 2017 and 2016 financial results.

2017 and 2016 Financial Highlights
	2017	2016	Change %
Stock price	$35.75	$27.65	+29.3%
Revenue	$2.826 billion	$2.700 billion	+4.7%
Operating income	$53.510 million	$28.970 million	+84.7%
Net income	$59.726 million	$18.652 million	+220.2%
Earnings per diluted share	$2.25	$0.71	+216.9%
Operating ratio	98.1%	98.9%	–0.8%

Consolidated revenues increased 4.7% in 2017, compared to 2016, as a result of improved revenues of our Asset-Based segment and an acquisition made in September 2016 to increase the scale of ArcBest’s Asset-Light services. Consolidated operating income increased $24.5 million in 2017, compared to 2016, reflecting higher revenues, favorable results from yield improvement initiatives, and lower restructuring costs related to the realignment of our corporate structure under our enhanced marketing approach. Net income and diluted earnings per share increased due to operating income improvement in 2017, compared to 2016, and a tax benefit of $25.8 million, and $0.98 per diluted share, recognized as a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 and reduces the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018. (See Note M to the consolidated financial statements in the Company’s 2017 Annual Report for a description of the Company’s operating segments.)

Executive Compensation Relative to Company Performance

While Company revenue improved by 4.7%, profitability increased by 84.7% resulting in total compensation that was up an average of 30% for our Named Executive Officers in 2017.

Annual Incentive Compensation:  For 2017, the annual cash incentive was awarded based on operating income and Return on Capital Employed (“ROCE”). Based on an assessment of actual Company performance as compared to the plan goals of the Company, a payout of 107.19% of the target incentive opportunity under the 2017 annual plan was achieved as outlined further on page 33.

Long-Term Incentive Compensation:  The 2015-2017 cash long-term incentive compensation plan was based on Total Shareholder Return (“TSR”) compared to our peer group and ROCE goals. Actual Company performance as compared to the plan goals generated a payout of 35.38% of the target incentive opportunity under the 2015-2017 plan, as outlined further on page 34.

A cash long-term incentive award opportunity for 2017-2019 was granted including metrics for ROCE and TSR consistent with the grants for 2015-2017 and 2016-2018.

Consistent with equity awards in recent years, an RSU award was granted to each Named Executive Officer in 2017 to further link Named Executive Officer compensation with stock price performance and stockholder interests.

Key Compensation and Governance Policies

The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our stockholders. Some of our key policies are summarized below:

What We Do:

•         We tie pay to performance. The majority of executive pay is variable.

•          Long-term compensation is subject to extended vesting requirements (five years for RSUs and three years for the cash long-term incentive compensation plan).

•         We maintain significant stock ownership guidelines for our Named Executive Officers.

•         We have a clawback policy.

•         We conduct annual risk assessments of our compensation plans.

•         We have an independent Compensation Committee.

•         The Compensation Committee has an independent compensation consultant.

What We Don’t Do:

•         We do not provide tax gross-up payments for any amounts considered excess parachute payments.

•         We do not have single trigger payments upon a change in control for our Named Executive Officers.

•         We do not permit the repricing of stock options without prior shareholder approval, except in connection with a transaction.

•         We do not provide excessive perquisites to our Named Executive Officers.

•         We do not permit hedging or pledging of Company stock.

•          We do not have employment agreements with our Named Executive Officers that provide for guaranteed compensation over multiple years.

Compensation Philosophy and Objectives

The primary objectives of the Company’s executive compensation program are to:

•         attract and retain highly qualified executives;

•         motivate the Company’s leaders to work together as a team to deliver superior business performance;

•        encourage balance between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and

•        ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of the Company’s stockholders.

As discussed in the sections that follow, the Company uses a variety of compensation vehicles to meet its compensation philosophy and objectives. The Company does not establish a targeted mix of weightings between the various components. Both internal and external influences on our compensation program fluctuate periodically, and the Company believes that it is in the best interest of the Company, the Company’s stockholders, as well as the Named Executive Officers, to provide the Committee with the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.

Experience, scope and complexity of the position, current objectives and responsibilities, internal equity, retention needs, relative compensation of the peer group, and the executive’s performance in his/her role are all important factors used to determine the compensation of the Company’s executives.

Each Named Executive Officer is a long-term employee of the Company with tenure ranging from 11 to 28 years, resulting in a group that is very knowledgeable about the Company and the transportation industry. This knowledge is extremely valuable to both the Company and our stockholders and makes members of our management desired targets for recruitment by other transportation companies. Our compensation program is designed to prevent the loss of our existing managerial talent as well as attract future leaders for the Company.

2017 Variable vs. Fixed Compensation

One of the primary considerations in trying to implement our compensation philosophy and objectives is striking the proper balance between fixed and variable compensation. Fixed compensation ensures that the executive receives a minimum level of compensation irrespective of Company performance, which is important for retention and risk reduction. Variable compensation ties the executive’s compensation to Company performance, aligning the executive’s interests with those of the Company’s stockholders. The following charts show the significant portion of the Named Executive Officers’ 2017 target compensation that was variable and based either on reaching certain performance goals or the value of the Company’s Common Stock.

Pay for Performance

In addition to being designed to attract and retain effective management, our compensation program also provides a strong relationship between pay and performance. The following chart illustrates how annual incentive payments track the Company’s operating income. Correlating annual incentive payments to improvements in operating income reinforces the Company’s emphasis on profitable growth.

Response to 2017 Say on Pay Vote

In 2017, the Company held its seventh annual stockholder advisory vote on the compensation paid to our Named Executive Officers, with approximately 94% support. The Committee considered this support expressed by stockholders as well as many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A. These factors include the Committee’s assessment of the alignment of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data of a selected group of peers. Based on these considerations, the Committee did not make any changes to our executive compensation program, policies or pay levels as a result of the 2017 “say on pay” advisory vote.

Roles and Responsibilities in Determining Executive Compensation

The Committee is responsible for overseeing and approving compensation levels and incentive plans for the Named Executive Officers. The Committee approves salary levels, incentive plan performance metrics, performance goals, targets and maximum payouts, equity awards and the peer group used for benchmarking. The Committee also evaluates the need for, and the provisions of, severance arrangements for the Named Executive Officers. As a part of its responsibilities, the Committee also reviews risks associated with compensation plans.

The Committee retains an independent consultant, Meridian, to assist with the evaluation of compensation programs and award levels and to provide updates to the Committee on trends and issues related to executive compensation as well as to review executive compensation related proxy disclosures. Meridian also participates in Committee meetings, as requested by the Committee, and reviews Committee materials. See “Committees of the Board–Compensation Committee” for more information regarding the Committee’s independent consultant.

The Company has retained Mercer to provide additional consulting services at the direction of management and to assist with management’s recommendations for our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review, and review of corporate governance practices.

From time to time, at the Committee’s request, the Company’s Chairman, President and Chief Executive Officer, Vice President–General Counsel and Corporate Secretary, Vice President–Chief Financial Officer and Chief Human Resources Officer provide analysis and recommendations to the Committee on compensation issues.

At certain meetings, the Chairman, President and Chief Executive Officer presents pay recommendations to the Committee for her direct reports. The Chairman, President and Chief Executive Officer does not make recommendations on her own compensation. Some or all of the previously listed individuals are routinely invited by the Committee to attend Committee meetings in order to provide information relating to matters the Committee is considering. None of the previously listed individuals participates in discussions concerning his/her own pay or attends Committee executive sessions, except to the extent requested by the Committee.

Management formulates its recommendations with assistance from Mercer. The Committee considers management recommendations and discusses proposals with Meridian before making decisions on compensation to be provided to the executives. The Committee feels these discussions provide valuable insight in making compensation decisions; however, the Committee alone approves all pay decisions for the Named Executive Officers.

Determining Appropriate Pay Levels and Linkage to Objectives

The Committee evaluates Named Executive Officers’ compensation by analyzing two general categories: (i) short-term cash compensation and (ii) long-term incentive compensation.

Short-Term Cash Compensation						Long-Term Incentive Compensation
Base Salary	+	Annual Cash Incentive (1-Yr. Financial Goals)	=	Total Short-Term Cash Compensation	+	Cash Long-Term Incentive (3-Yr. Financial & Market Goals)	+	Equity Awards (5-Yr. vesting)	=	Total Direct Compensation

Although the Committee also reviews retirement, perquisites and other benefits such as the 401(k) plan and health and welfare benefits, these benefits are not referenced against market data or used in determining direct compensation levels. These benefits are more fully described in the “Retirement and Other Benefits” and the “Perquisites” sections of this CD&A.

The Committee compares our compensation levels with the compensation levels of executives at similar peer entities in our industry to determine whether the Company is providing competitive compensation within the market in which we compete for qualified executives. For base salary, the Company targets the 50th percentile of the market (i.e., the peer group described below) for Named Executive Officers. Annual cash incentives are designed to deliver total cash compensation (salary and annual incentives) exceeding the 50th percentile of the market only when the Company performs above target performance levels. Total direct compensation, including base salary, annual cash incentives, long-term cash incentives and equity awards, is also designed to be above the 50th percentile of the market only when the Company performs above target performance levels and to fall below the 50th percentile when the Company performs below target performance levels. Although the Committee considers these targets, compensation for each executive may vary from the targets based on the executive’s experience, the scope and complexity of the position, current objectives and responsibilities, internal equity, the executive’s performance in his/her role and retention needs.

Due to the strong performance orientation of the annual cash incentive, as discussed on page 33, and the long-term cash incentives, as described on page 34, the Committee is satisfied that above-median total cash and total direct compensation will only be awarded when the Company performs above market levels. In setting performance goals for the annual and long-term incentive plans, the Committee references the historical ROCE of the S&P 500 companies. The S&P 500 is an appropriate performance benchmark because it is a broad-based group of companies in leading industries in the United States. The S&P 500 reflects the risk and return characteristics of the broader market on an on-going basis. While the S&P 500 includes companies that are larger than the Company, the performance of these companies reflects stable, well-managed organizations. Performance at or above the level of the S&P 500 companies is considered acceptable performance by the Committee and management and worthy of performance-based incentive payments. In addition, for long-term incentives, the Company uses TSR relative to the below listed peer group to more directly align the cash long-term incentive plan with above-market shareholder value creation.

Peer Group. Each year, the Committee, with input from Meridian, reviews the current peer group using criteria such as market capitalization and revenues. Management also makes recommendations for our peer group, with input from Mercer. The peer group is designed to be composed of the companies with which we compete in the transportation and logistics industry and for executive talent. The Committee uses the peer group to analyze market compensation rates for Named Executive Officers and as the performance peer group for the TSR component of the cash long-term incentive plan. Following the Committee’s review, the Committee determined that no changes to the peer group were warranted in 2017. In September 2017, after the Committee’s annual peer group review, Swift Transportation Company, which was in our peer group in 2016, merged with Knight Transportation, Inc.

Our peer group for 2017 is provided in the table below.

Company Name	Revenue in 2017 ($ millions)
ArcBest Corporation	$ 2,826
Echo Global Logistics, Inc.	1,943
Forward Air Corporation	1,101
Hub Group, Inc.	4,035
J.B. Hunt Transport Services, Inc.	7,190
Knight-Swift Transportation Holdings, Inc.	2,425
Landstar System, Inc.	3,646
Old Dominion Freight Line, Inc.	3,358
Roadrunner Transportation Systems, Inc.	2,033*
Saia, Inc.	1,379
Werner Enterprises, Inc.	2,117
XPO Logistics, Inc.	15,381
YRC Worldwide Inc.	4,891

*2016 revenue is included for purposes of this table because 2017 revenue for Roadrunner was not available as of the date of this Proxy Statement.

Components of Compensation

Base Salary.  Each Named Executive Officer’s base salary is a fixed component of compensation paid for performing specific job duties and functions. Base salary is an important component of our compensation and is crucial to our ability to attract and retain key talent. Base salaries for Named Executive Officers are reviewed by the Committee on an annual basis. In establishing base salaries, the Committee reviews the following:

•        the Company’s compensation philosophy and objectives as described above, including consideration of the executive’s experience, the scope and complexity of the executive’s position, current objectives and responsibilities, internal equity and retention needs;

•         market analysis;

•         input from the Committee’s independent consultant, Meridian;

•         economic and inflationary factors;

•         the Company’s recent and historical financial performance;

•         the Company’s strategic plans;

•         the resources of the Company; and

•         the Chairman, President and Chief Executive Officer’s recommendations (on positions other than her own).

The Committee does not assign a specific weighting to any of these factors. In addition, in considering any increase in base salary, the Committee takes into account the effect such an increase would have on the Named Executive Officer’s potential annual and long-term cash incentives, because compensation under these awards is calculated based on a percentage of the individual’s base salary.

Mercer conducted a compensation review for Named Executive Officers in October 2016. In the Committee’s review of the base salary of each Named Executive Officer in October 2016, the Committee considered the market data available for our peer group and the performance of the officer to determine salary changes. Based on this review and his continued growth and experience in his role, the Committee increased Mr. Cobb’s base salary from $315,000 to $344,000 effective January 1, 2017, moving his compensation closer to the 50th percentile of the peer group. No changes were made to the base salary for any other Named Executive Officer during 2017. The chart shows the current annual base salary rate in effect as of December 31 for each Named Executive Officer for 2016 and 2017.

	Base Salary at December 31, 2016	Base Salary at December 31, 2017
Judy R. McReynolds	$660,000	$660,000
Timothy D. Thorne	$400,000	$400,000
Jim A. Ingram	$355,000	$355,000
David R. Cobb	$315,000	$344,000
Michael E. Newcity	$340,000	$340,000

Annual Cash Incentive Compensation.  The annual cash incentive for 2017 was based on the Company’s ROCE and operating income improvement, as it has been in prior years. Each of the two performance metrics were equally weighted. Operating income is generally determined as operating income as shown by the consolidated financial statements (adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan). The use of improvement in operating income reinforces the Company’s emphasis on profitable growth. ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan) by average adjusted debt plus average equity for the applicable period. The Committee and management believe that ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders.

As discussed on page 31, the ROCE incentive award performance target and scale are based on the historical average ROCE for the S&P 500 publicly traded companies over longer periods of time.

Each Named Executive Officer’s target incentive opportunity is expressed as a percentage of their base salary earned during the year for which the incentive is earned. The following table shows the incentive targets for the 2017 fiscal year for the annual incentive program:

Annual Target Incentive (% of Base Salary)
Judy R. McReynolds	100%
Timothy D. Thorne	70%
Jim A. Ingram	65%
David R. Cobb	70%
Michael E. Newcity	60%

To move Mr. Cobb’s Annual Target Incentive to the 50th percentile of the peer group, his Annual Target Incentive for 2017 was increased from 55% to 70%.  No changes were made to the annual incentive opportunity for any other Named Executive Officers during 2017.

The following tables show the performance factor applied to varying levels of performance for each of the two performance metrics utilized for fiscal year 2017. The performance factor earned for performance at levels between those indicated below is calculated using straight-line interpolation. The operating income component was capped at a 200% performance factor and the ROCE component was capped at a 300% performance factor.

Operating Income Improvement	Performance Factor Earned (% of target earned)
<$4.2 million	0%
$4.2 million	25%
$20.4 million	100%
$43.4 million	200%

ROCE % Achieved	Performance Factor Earned (% of target earned)
<5%	0%
5%	50%
10%	100%
15%	300%

Actual operating income improvement achieved for the 2017 fiscal year as measured under the annual plan was $27.6 million, resulting in a performance factor of 131.47%. The ROCE was 8.29%, resulting in a performance factor of 82.90%. Combining the two resulting performance factors (weighted 50% each) produced a payout of 107.19% of the target incentive opportunity. Actual payouts for 2017 performance are shown below:

	2017 Target Annual Incentive Opportunity	2017 Actual Annual Incentive Plan Payout
Judy R. McReynolds	$660,000	$707,436
Timothy D. Thorne	$280,000	$300,124
Jim A. Ingram	$230,750	$247,335
David R. Cobb	$240,800	$258,107
Michael E. Newcity	$204,000	$218,662

Long-Term Compensation. The target incentive opportunity for our long-term compensation is expressed as a percentage of base salary, with 50% of the target awarded as performance-based three-year cash long-term incentive compensation and 50% as time-vested equity awards. Both long-term cash and long-term equity awards are granted under the Company’s 2005 Ownership Incentive Plan. The following table shows the incentive targets for long-term incentive compensation awarded in 2017:

	Cash Long-term Incentive Compensation (% of Base Salary)	RSU Value (% of Base Salary)	Total Long-Term Compensation Target Incentive Opportunity (% of Base Salary)
Judy R. McReynolds	90.0%	90.0%	180.0%
Timothy D. Thorne	70.0%	70.0%	140.0%
Jim A. Ingram	70.0%	70.0%	140.0%
David R. Cobb	75.0%	75.0%	150.0%
Michael E. Newcity	67.5%	67.5%	135.0%

The value of the Long-Term Compensation Target Incentive Opportunity established for each Named Executive Officer was based, in large part, on the Named Executive Officer’s position within the Company. Because half of the long-term compensation targeted above is delivered in the form of equity awards, the Committee also considers the number of shares available for grant, the number of previously granted awards currently outstanding, the burn rate and potential shareholder dilution. To move Mr. Cobb’s Long-Term Compensation Target Incentive Opportunity  closer to the 50th percentile of the peer group, his Total Long-Term Compensation Target Incentive Opportunity for 2017 was increased from 125% to 150%.  No changes were made to the long-term incentive opportunity for any other Named Executive Officer during 2017.

Cash Long-Term Incentive Compensation. The Committee has awarded three-year cash incentive opportunities annually since 2006.

In February 2017, the Committee granted a three-year cash long-term incentive plan award for January 1, 2017 through December 31, 2019 using the same metrics used in recent years.

Cash Long-Term Incentive Plan Components	Weighting
Relative TSR Component	50%
ROCE Component	50%

Management and the Committee believe that the combination of performance measures in the cash long-term incentive plan places an emphasis on the efficient use of corporate assets to create profitable growth during the measurement period and rewards participants when they outperform their peer group. The Relative TSR Component is intended to more directly align the plan with shareholder value creation relative to our peers, while the ROCE component aligns management’s interest with our profitability and appropriate employment of capital.

The payout opportunity for the Relative TSR Component is based on the percentile rank of the Compounded Annual Growth Rate (“CAGR”) of our TSR relative to our peer group over the three-year measurement period. The TSR with respect to the Company and each peer company equals the annualized rate of return reflecting price appreciation between the beginning 60-day average share price (ending December 31 of the year immediately prior to the beginning of the measurement period) and the ending 60-day average share price (ending December 31 of the final year of the measurement period), adjusted for dividends paid and the compounding effect of dividends paid on reinvested dividends. CAGR converts the total return into a value that indicates what the return was on an annual basis for the three-year period. The performance peer group for the TSR component of the 2017-2019 cash long-term incentive plan is listed in the “Determining Appropriate Pay Levels and Linkage to Objectives” section of the CD&A.

For the ROCE Component, the three-year average goal is based on historical averages for S&P 500 publicly traded companies over longer periods of time, as discussed on page 31. ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan) by average debt plus average equity for the applicable period.

As described above, the Named Executive Officers have a target incentive opportunity expressed as a percentage of base salary. Base salary is determined based on the average base salary earned during the three-year performance period.

The following tables show the performance factor that will be applied to varying levels of possible performance for each of the two performance metrics utilized for the 2017-2019 cash long-term incentive plan. The performance factor earned for performance at levels between those indicated below is calculated using straight-line interpolation. The Relative TSR Component was capped at a 200% performance factor and the ROCE component was capped at a 300% performance factor. Payments for the 2017-2019 cash long-term incentive plan, if any, will be made in early 2020.

Relative TSR	Performance Factor Earned for Relative TSR (% of target earned)
< 25th percentile	0%
25th percentile	25%
50th percentile	100%
75th percentile	200%

ROCE % Achieved	Performance Factor Earned for ROCE (% of target earned)
<5%	0%
5%	50%
10%	100%
15%	300%

The performance period for the 2015-2017 cash long-term incentive compensation plan ended on December 31, 2017. The actual TSR percentile rank was 17.80 and ROCE was 7.08% as calculated under the terms of the 2015-2017 cash long-term incentive compensation plan. Combining the resulting two performance factors (weighted 50% each) produced a payout of 35.38% of the target incentive opportunity as reflected in the table below. The performance factor tables for the 2015-2017 award can be found in our proxy statement for our 2016 Annual Meeting of Stockholders.

	2015-2017 Target Cash Long-Term Incentive Plan Opportunity	2015-2017 Actual Cash Long-Term Incentive Plan Payout
Judy R. McReynolds	$595,321	$210,647
Timothy D. Thorne	$277,083	$98,042
Jim A. Ingram	$248,908	$88,073
David R. Cobb	$203,257	$71,920
Michael E. Newcity	$229,939	$81,361

Equity Long-Term Incentive Compensation. To help align executive interests with those of stockholders, the Company grants RSU awards. As described above, the number of RSUs granted to our Named Executive Officers is based on a target incentive opportunity expressed as a percentage of annual base salary in effect at the time of the award approval. At the time of the RSU grant in 2017, our stock price was depressed. To determine the number of RSUs to grant to our Named Executive Officers, the Committee used a stock price of $20 instead of the actual stock price, resulting in a lower value delivered to our Named Executive Officers. The Committee took this approach to minimize the dilutive impact of granting a fixed value award while the stock price was depressed.

Named Executive Officer	Target Award Value	Reduced Award Value for 2017	RSUs Granted in 2017
Judy R. McReynolds	$594,000	$480,546	29,700
Timothy D. Thorne	$280,000	$226,520	14,000
Jim A. Ingram	$248,500	$200,632	12,400
David R. Cobb	$258,000	$208,722	12,900
Michael E. Newcity	$229,500	$186,070	11,500

The Committee believes the award of RSUs with five-year cliff vesting facilitates the Named Executive Officers’ accumulation of an equity interest in the Company and helps to retain key talent. This vesting schedule also assists the Named Executive Officers in complying with the Stock Ownership Policy. Stock will be issued in settlement of the RSUs on the regular five-year vesting date or, if earlier, at the time the Named Executive Officer’s employment terminates due to retirement, death or disability. See “Outstanding Equity Awards at 2017 Fiscal Year-End” for additional information regarding these awards.

Ownership and Retention Policy. The Committee believes that the Named Executive Officers should maintain meaningful equity holdings in the Company to align their interests with those of the Company’s stockholders. The Board adopted a Stock Ownership Policy (the “Policy”) for Named Executive Officers, which requires that they must own stock with a value equal to or greater than the following multiple of their base salary.

Position Title	Stock Ownership Multiple
ArcBest Chairman, President and CEO	3 x base salary
Other Named Executive Officers	2 x base salary

Participants are prohibited from selling any Company stock (except to pay the taxes generated as a result of equity grants or vesting) until the ownership requirement is attained. Stock owned in a Company-sponsored retirement plan, RSUs and stock owned outright each count toward the ownership requirement. The Committee monitors ownership levels annually. The Committee reserves the right to amend or terminate the Policy at any time or waive the restrictions for any individual at its sole discretion. As of the last review which took place in April 2017, all Named Executive Officers have met or exceeded their ownership requirement.

Any shares issued in the future upon exercise of a stock option or stock appreciation right may not be sold prior to the earlier of (i) twelve (12) months following the date of exercise and (ii) the date of termination of the applicable employee’s employment with the Company.

Equity Award Practices. The Committee’s policy for granting equity awards states:

•   the Committee is responsible for granting equity-based compensation for all employees;

•   the award dates for each grant are five business days following the Company’s applicable quarter’s earnings release;

•   the exercise price or value of the grant is determined by reference to the closing price of the Common Stock on the specified award date;

•   the number of shares/units awarded will be based on stated dollar amounts for each participant unless otherwise approved by the Board; and

•   any award which does not conform to these policy requirements must be approved by the Board.

Retirement and Other Benefits. The Named Executive Officers are eligible to participate in retirement and benefit programs as described below. The Committee generally reviews the overall cost to the Company of the various programs on an annual basis or when changes are proposed. The Committee believes the benefits provided by these programs continue to be important factors in attracting and retaining the overall officer group, including the Named Executive Officers. However, in recent years, these benefits have become more limited as their cost rose and general compensation trends moved away from providing additional benefits under defined benefit retirement plans.

Prior to 2009, the Company provided Named Executive Officers with the predominant portion of their long-term compensation through post-employment payments under the Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (“DSA”) retirement programs described on page 38. All benefits under these plans have been frozen, and officers now receive a significant portion of their long-term compensation through the performance plans previously described. Ms. McReynolds is the only Named Executive Officer with a frozen SBP or DSA benefit; the other Named Executive Officers were promoted or hired after the SBP and DSA freeze and therefore are not participants in those plans.

Following are the various benefit programs in which the Named Executive Officers have either active or frozen participation.

Active Plans:

401(k) and DC Retirement Plan – The Company maintains the ArcBest 401(k) and DC Retirement Plan for eligible noncontractual employees. The Named Executive Officers are eligible to participate in this plan on the same basis as all other eligible employees. The Company matches 50% of each employee’s contributions up to a maximum of 6% of the employee’s eligible earnings subject to the Internal Revenue Service (“IRS”) annual compensation limit.

After the freeze of the accrual of benefits for active participants of the ArcBest Corporation Pension Plan (the “Pension Plan”) effective on July 1, 2013 as described below, the former Pension Plan participants, including the Named Executive Officers, became eligible for Discretionary Defined Contributions. Discretionary Defined Contributions were originally established for those hired after the Pension Plan was frozen to new participants effective December 31, 2005. Discretionary Defined Contributions are made by the Company and determined annually based on the operating results of the Company and made to the participant’s ArcBest 401(k) and DC Retirement Plan account. The amount of the Discretionary Defined Contribution is based on a percentage of annual eligible compensation (generally wages and incentive payments).

Health and Welfare Plans – The Company provides medical, dental, vision, life insurance and disability benefits to all eligible noncontractual employees. The Named Executive Officers are eligible to participate in these benefit plans on the same basis as all other eligible noncontractual employees. The Named Executive Officers also have individual long-term disability policies paid by the Company that supplement the group disability policy.

Officer Life Insurance – Corporate officers and certain other subsidiary officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.

Post-Employment Supplemental Medical Policy (“Executive Medical Policy”) – Corporate officers and certain other subsidiary officers and their eligible dependents have lifetime health coverage under the Company’s Executive Medical Policy following their termination of employment after age 55 with 10 years of service. The health coverage is provided through a fully insured third-party provided health plan. Eligible retired officers from age 55 to 60 pay a premium to the Company, equivalent to the then current COBRA rate applicable to qualifying former employees. From age 60 to 65, a retired officer is required to reimburse the Company an amount equivalent to the then current premium paid for health coverage by active officers of the Company. For retired officers age 65 and over, reduced premiums are charged by the Company for continued retiree coverage.

The Executive Medical Policy provides that coverage will be forfeited if the officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company.

Frozen Plans:

Supplemental Benefit Plan – Prior to 2010, the Company maintained a noncontributory, unfunded supplemental pension benefit plan that supplemented benefits under the Pension Plan. Under the SBP, the Company will pay sums in addition to amounts payable under the Pension Plan to eligible officers, including eligible Named Executive Officers. The SBP has been frozen since December 31, 2009. Ms. McReynolds has a frozen benefit under the SBP. See the “2017 Pension Benefits” section for more information.

Deferred Salary Agreements – The Company and ABF Freight also have unfunded, noncontributory DSAs with certain of their officers. No Named Executive Officers are active participants in the DSA; however, Ms. McReynolds has a frozen benefit under a DSA. See the “2017 Pension Benefits” section for more information.

Pension Plan – Eligible Named Executive Officers also participated in the Company’s noncontractual defined benefit Pension Plan on the same basis as other eligible noncontractual employees. Participation in the Pension Plan was closed to new entrants effective December 31, 2005. Named Executive Officers, excluding Mr. Cobb who was hired after the close date, remained active participants in the Plan with other eligible noncontractual employees until July 1, 2013 when participants’ final average compensation and years of credited service were frozen. The Company announced in October 2017 that the Pension Plan will be terminated effective December 31, 2017 and has filed for a favorable determination letter with the IRS related to the termination. Benefits are expected to be distributed in late 2018. See the “2017 Pension Benefits” section for more information on the benefit and terms and conditions of the Pension Plan.

Perquisites. Perquisites provided by the Company are generally limited to situations where there is some related business benefit to the Company, such as personal travel cost associated with spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements and Change in Control Provisions

None of our Named Executive Officers is party to an employment agreement with the Company. However, the Named Executive Officers do participate in the 2012 Change in Control Plan for certain senior officers of the Company. The Committee believes this plan serves the best interests of the stockholders since it helps retain executives during uncertain times leading up to and immediately following a change in control. By providing fair compensation in the event of termination following a change in control, the plan allows the executives to reasonably evaluate potential actions without concern over how it may impact them financially.

The plan provides the following benefits if an eligible executive is involuntarily terminated within 24 months following a change in control:

(i)

a cash payment (for Ms. McReynolds the payment is two times her base salary plus two times her average annual cash incentive for the previous three years, and for other Named Executive Officers the payment is equal to the executive’s base salary plus his average annual cash incentive for the previous three years);

(ii)	a prorated annual incentive payment for the year of termination;
(iii)	prorated cash long-term incentive payments;
(iv)	full vesting of all equity awards; and
(v)	a lump sum payment adequate to cover medical and dental premiums for 24 months.

In addition, upon a change in control, benefits under the DSA for Ms. McReynolds will automatically vest. Also, if outstanding equity awards are not replaced with awards of equal value upon a change in control, then they will also vest. If the awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he/she shall become vested as of the termination date in any unvested equity awards.

The benefits under the 2012 Change in Control Plan are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and is realized by the Company’s stockholders in the event of a change in control. None of the change in control provisions requires the Company to gross-up a Named Executive Officer for taxes they may owe on change in control benefits including any excise taxes under IRC Section 4999. Under the terms of the 2012 Change in Control Plan, a best-net calculation will be performed to determine whether change in control benefits due to the Named Executive Officers should be reduced (so no excise tax will be imposed under IRC Section 4999) or should be paid in full (with any excise taxes resulting to be paid in full by the Named Executive Officer). See “Potential Payments upon Termination or Change in Control” for additional information regarding the provisions of the 2012 Change in Control Plan.

Clawbacks

The Committee has implemented a policy for the “clawback” of any bonus or incentive compensation awarded to any executive officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded or cancel unvested RSUs or deferred stock awards previously granted to the executive officer if:

•      the amount of the bonus or incentive compensation was calculated based on financial results that were subsequently the subject of the restatement;

•     the executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and

•     the amount of the bonus or incentive compensation that would have been awarded to the executive officer had the results been properly reported would have been lower than the amount actually awarded.

Anti-hedging and Pledging Policies

All Company officers, including Named Executive Officers, are subject to the Insider Trading Agreement which prohibits certain transactions in the Company’s securities, including the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership, short-selling Company securities or “selling against the box” (failing to deliver sold securities), as well as any other hedging or pledging transaction involving the Company’s securities.

Tax Implications

Deductibility of Executive Compensation.  Our compensation programs were designed to permit the Company to deduct compensation expense under Section 162(m) of the Internal Revenue Code, which historically limited the tax deductibility of annual compensation paid to executives to $1 million, unless the compensation qualified as “performance-based,” although the Company reserved the right to pay compensation that did not qualify as “performance-based” from time to time. Except to the extent awards are “grandfathered,” the ability of the Company to rely on this “performance-based” exception was eliminated beginning in 2018 and the limitation on deductibility generally was expanded to include all Named Executive Officers and certain former Named Executive Officers. As a result, the Company may no longer take a federal income tax deduction for any compensation paid to its Named Executive Officers in excess of $1 million. In 2016, in order to permit the Company to take deductions for performance-based compensation, we asked shareholders to approve the Executive Officer Annual Incentive Compensation Plan, as amended. That plan contains certain limitations that were required by the tax regulations which were approved by shareholders for the purpose of qualifying for a deduction. Now that the deduction is no longer available, those limitations are no longer applicable. However, the Committee may decide to award compensation that is not fully deductible if it determines that such awards are consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

IRC Section 280G applies to payments made to executives of a company in connection with a change in control and prohibits the deduction of any “excess parachute payment.” Benefits payable under the 2012 Change in Control Plan as well as accelerated vesting of equity awards and annual and long-term cash incentives could result in “excess parachute payments” that are not deductible by the Company. For more information regarding amounts payable and benefits available upon the occurrence of certain changes in control, see “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Incentive Compensation. The calculation of performance metrics, including ROCE, under our incentive plans excludes the effect of changes in federal income tax law that could impact reported results during the relevant period. Consequently, no named executive officers or other employees received (or will receive with respect to currently outstanding awards) additional incentive as a result of the reduction in the corporate tax rate under the Tax Reform and Jobs Act of 2017.

Non-Qualified Deferred Compensation. The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be exempt or compliant with Section 409A of the IRC and the final regulations issued thereunder.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that it be included in the Company’s 2017 Annual Report and the Company’s 2018 Proxy Statement.

Committee Members

Stephen E. Gorman, Chair

Eduardo F. Conrado

Craig E. Philip

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is an officer or employee or former officer or employee of the Company. No executive officer of the Company serves as a member of the Board of any other entity or the Compensation Committee of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. Messrs. Gorman and Conrado and Dr. Philip served on the Compensation Committee in 2017. Mr. Alden also served on the Compensation Committee in 2017 until his retirement from the Board on May 2, 2017.

Summary Compensation Table

The following table sets forth compensation paid for the fiscal years indicated for our 2017 Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Judy R. McReynolds	2017	$ 660,000	$ 480,546	$ 918,083	$ 30,417	$ 37,019	$ 2,126,065
ArcBest Chairman, President and CEO	2016	660,000	461,241	421,654	26,498	42,471	1,611,864
	2015	642,500	543,915	1,009,070	16,745	48,722	2,260,952
Timothy D. Thorne	2017	400,000	226,520	398,166	18,524	20,691	1,063,901
ABF Freight President	2016	400,000	217,420	181,720	14,135	40,270	853,545
	2015	387,500	255,960	354,645	4,765	22,359	1,025,229
Jim A. Ingram	2017	355,000	200,632	335,408	24,446	19,847	935,333
ArcBest COO, Asset-Light Logistics	2016	355,000	192,572	176,015	15,452	28,210	767,249
	2015	345,000	227,520	432,411	600	22,187	1,027,718
David R. Cobb	2017	344,000	208,722	330,027	–	17,341	900,090
ArcBest Vice President–CFO	2016	315,000	152,194	124,086	–	14,391	605,671
	2015	307,494	181,305	275,229	–	19,599	783,627
Michael E. Newcity(5)	2017	340,000	186,070	300,023	17,542	17,358	860,993
ArcBest Senior Vice President –
CIO and ArcBest Technologies President

(1)          The amounts reflect the aggregate grant date fair value of RSU awards granted to the Named Executive Officers on May 12, 2017 under the 2005 Ownership Incentive Plan, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures and adjusted for present value of dividends. The actual value realized by the officer as a result of these awards will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. No dividends are paid to Named Executive Officers on RSUs granted after December 31, 2014. See Note K to the consolidated financial statements in the Company’s 2017 Annual Report for additional detail regarding share-based compensation.

(2)          Reflects cash compensation earned during 2017 and paid in January 2018 from the annual incentive plan and cash compensation paid in January 2018 earned from the 2015-2017 cash long-term incentive plan. See the “2017 Grants of Plan-Based Awards” table and the CD&A for additional information on the 2017 annual incentive plan award and the cash long-term incentive plan.

	McReynolds	Thorne	Ingram	Cobb	Newcity

Annual Incentive Plan	$ 707,436	$ 300,124	$ 247,335	$ 258,107	$ 218,662
C-LTIP	210,647	98,042	88,073	71,920	81,361
Total	$ 918,083	$ 398,166	$ 335,408	$ 330,027	$ 300,023

(3)          Reflects the increase in actuarial present value during 2017 of each Named Executive Officer’s accumulated benefit under the Company’s legacy Pension Plan, SBP and DSAs. The values reported are determined using the same assumptions as used by the Company for financial reporting purposes for the Company’s Pension Plan, SBP and DSAs. See “2017 Pension Benefits” for additional information on these plans. Negative values are not reported in the table.

The 2017 change in actuarial present value by plan is as follows:

	McReynolds	Thorne	Ingram	Cobb	Newcity

Pension Plan	$ 15,622	$ 18,524	$ 24,446	$ –	$ 17,542
Supplemental Benefit Plan	8,123	–	–	–	–
Deferred Salary Agreement	6,672	–	–	–	–
Total Increase	$ 30,417	$ 18,524	$ 24,446	$ –	$ 17,542

Earnings with respect to outstanding vested RSUs are not above market and are not included in this column. See “2017 Non-Qualified Deferred Compensation” for additional information on RSUs.

(4)          All Other Compensation for 2017 consists of the following:

	McReynolds	Thorne	Ingram	Cobb	Newcity

401(k) Company Match	$ 8,100	$ 8,100	$ 8,100	$ 8,100	$ 8,100
DC Contribution	8,100	8,100	8,100	8,100	8,100
Long-Term Disability Premiums	1,931	1,726	958	961	978
24-Hour Accidental Death Premiums	180	180	180	180	180
Perquisites(i)	16,076	–	–	–	–
Gross-Ups(ii)	2,632	2,585	2,509	–	–
Total Other Compensation	$ 37,019	$ 20,691	$ 19,847	$ 17,341	$ 17,358

(i)             Perquisite values for Ms. McReynolds include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane. In general, the Company’s executive officers are not allowed to use corporate aircraft for personal trips. When appropriate for business purposes, executive officers’ spouses are permitted to accompany them on trips. Executive officers are also permitted to invite their spouse or other personal guests to occasionally accompany them on business trips when space is available. When the spouse’s or guest’s travel does not meet the IRS standard for “business use,” the cost of that travel, determined under the IRS Standard Industrial Fare Level, is imputed as income to the executive officer, and if the spouse’s travel was related to a business purpose, the Company will reimburse the executive officer for the associated income tax resulting from the imputed income. Ms. McReynolds’ perquisite value includes a Christmas gift from the Company (the Company also provides a Christmas gift to each of the other Board members).

The Company determines the cost of personal use of Company aircraft using all aircraft operating costs and total flight hours as prescribed by IRS Notice 2005-45 and related regulations. Under IRS rules, spousal travel on a business trip is generally considered nonbusiness travel. The incremental cost to the Company included in the perquisite values above is based on the Company’s incremental effective income tax rate.

(ii)          Tax gross-ups for Ms. McReynolds and Messrs. Thorne and Ingram are for spousal travel to a Company or industry event.

(5) Mr. Newcity was not a Named Executive Officer for 2015 and 2016. Accordingly, the table includes Mr. Newcity’s compensation for 2017 only.

2017 Grants of Plan-Based Awards

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for the 2017 fiscal year:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2, 3)			All Other Stock Awards
Name	Award Type (1)	Approval Date (2, 3, 4)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Judy R. McReynolds	AIP	02/20/2017	02/20/2017	$ –	$ 660,000	$1,650,000
	RSU	05/01/2017	05/12/2017				29,700	$ 480,546
	C-LTIP	02/20/2017	02/20/2017	–	611,998	1,529,996
Timothy D. Thorne	AIP	02/20/2017	02/20/2017	–	280,000	700,000
	RSU	05/01/2017	05/12/2017				14,000	226,520
	C-LTIP	02/20/2017	02/20/2017	–	288,484	721,210
Jim A. Ingram	AIP	02/20/2017	02/20/2017	–	230,750	576,875
	RSU	05/01/2017	05/12/2017				12,400	200,632
	C-LTIP	02/20/2017	02/20/2017	–	256,030	640,074
David R. Cobb	AIP	02/20/2017	02/20/2017	–	240,800	602,000
	RSU	05/01/2017	05/12/2017				12,900	208,722
	C-LTIP	02/20/2017	02/20/2017	–	265,817	664,544
Michael E. Newcity	AIP	02/20/2017	02/20/2017	–	204,000	510,000
	RSU	05/01/2017	05/12/2017				11,500	186,070
	C-LTIP	02/20/2017	02/20/2017	–	236,454	591,135

(1)          Award Types:

AIP = annual incentive compensation plan

RSU = restricted stock units granted under the 2005 Ownership Incentive Plan

C-LTIP = three-year cash long-term incentive compensation plan (2017-2019 plan period)

(2)         The performance criteria for the 2017 annual incentive plan award were approved by the Committee on February 20, 2017. Amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column with respect to the 2017 annual incentive plan award represent the target and maximum payment levels of the 2017 annual incentive plan. The target amount reflected is calculated based on base salary earned in 2017. Awards under the annual incentive plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” The actual amount of the annual incentive plan award paid for 2017 performance with respect to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(3)          The performance criteria for the 2017-2019 cash long-term incentive compensation plan award were approved by the Committee on February 20, 2017. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the threshold, target and maximum payment levels with respect to cash long-term incentive compensation plan awards granted in 2017. The incentive amounts are based on the average of (i) actual base salary amounts earned in 2017 to each Named Executive Officer during 2017, (ii) a projected level of base salary for 2018, based on each Named Executive Officer’s base salary as of December 31, 2017, and (iii) a projected level of base salary for 2019, based on each Named Executive Officer’s base salary as of December 31, 2017. Awards under the cash long-term incentive compensation plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Cash Long-Term Incentive Compensation.”

(4)          The RSU award was approved by the Committee on May 1, 2017. As provided in the equity award policy, the grant date for the award was five business days following the quarter’s earnings release which was May 12, 2017. Reflects the grant date fair value ($16.18 per share), computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures and adjusted for present value of dividends, of RSU awards made under the 2005 Ownership Incentive Plan on May 12, 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Compensation

Annual Incentive Compensation Plan: Annual incentive compensation plan awards earned are generally paid as soon as administratively practicable following the date the awards are calculated and approved, but no later than March 15 of the year following the year to which the performance goals relate. Participants generally must be employed on the payment date in order to receive payment of their earned annual incentive compensation plan awards. However, if a participant terminates during the plan year due to early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, such participant remains eligible to receive a prorated annual incentive compensation plan award, provided, in the case of early or normal retirement, the individual has been a participant for at least 90 days during the plan year. Payment of the prorated incentive, if any, is made at the end of the measurement period and based upon actual performance results. Upon any other termination, a participant’s award will be forfeited, unless the Committee, in its discretion, decides that a prorated award should be paid. The 2012 Change in Control Plan provides for immediate payment of an earned award upon a qualified termination following a change in control, except where payment must be delayed six months for certain key employees as required by Section 409A of the IRC. Target incentive levels and information on performance goals are set forth in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in “Potential Payments upon Termination or Change in Control.”

Cash Long-Term Incentive Compensation Plan: Generally, participants in the cash long-term incentive compensation plan must remain employed through the end of the measurement period in order to receive payment of any earned award. However, if a participant has at least 12 months of employment during a measurement period, such participant is eligible for a prorated benefit upon normal retirement (age 65) or early retirement (age 55 with 10 years of service), death or disability with payment determined based on base salary received during the measurement period, and payment, if any, is made at the end of the measurement period based upon actual performance results.

Additional detail regarding the 2017 awards granted under the cash long-term incentive compensation plan can be found in “Compensation Discussion & Analysis – Components of Compensation – Cash Long-Term Incentive Compensation.”

Stock Awards under the 2005 Ownership Incentive Plan

RSUs were granted under the Company’s 2005 Ownership Incentive Plan on May 12, 2017. Vesting and settlement of RSUs generally occurs on the earlier of the fifth anniversary of the award date or the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s normal retirement (age 65) or termination due to death or disability, the RSUs will fully vest. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the RSU agreement for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later), the participant’s RSUs awarded become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for certain key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), if a minimum of 12 months have elapsed since the award date, the participant becomes vested in a pro rata number of RSUs based on the number of whole months since the award date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month through the participant’s normal retirement date or, if sooner, the end of the vesting period. A participant does not have to terminate employment in order to vest upon normal or early retirement eligibility, but no RSUs will be distributed until actual termination or the fifth anniversary of the award date, if earlier. All RSUs granted following a participant reaching normal retirement eligibility will be vested in full upon grant. No dividends are paid to Named Executive Officers on RSUs granted after December 31, 2014. Dividend equivalents were paid on RSUs granted to Named Executive Officers prior to January 1, 2015 at the same rate and at the same time as the dividends paid to Company stockholders.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information related to any equity-based awards outstanding as of December 31, 2017 for the Named Executive Officers:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
	(#)(1)	($)(2)
Judy R. McReynolds	2,017(3)	$ 72,108
	2,187(4)	78,185
	7,140(5)	255,255
	19,800(6)	707,850
	29,700(7)	1,061,775
Timothy D. Thorne	967(3)	34,570
	1,067(4)	38,145
	3,360(5)	120,120
	9,333(6)	333,655
	14,000(7)	500,500
Jim A. Ingram	7,300(3)	260,975
	5,000(4)	178,750
	6,400(5)	228,800
	12,400(6)	443,300
	12,400(7)	443,300
David R. Cobb	5,800(3)	207,350
	4,000(4)	143,000
	5,100(5)	182,325
	9,800(6)	350,350
	12,900(7)	461,175
Michael E. Newcity	6,600(3)	235,950
	4,500(4)	160,875
	5,900(5)	210,925
	11,500(6)	411,125
	11,500(7)	411,125

(1)          Vesting of RSUs generally occurs on the fifth anniversary of the award date, and settlement of RSUs generally occurs at that time or, if earlier, upon the award holder’s qualifying termination of employment. Upon a participant’s eligibility for normal retirement (age 65) or termination due to death or disability, RSUs generally will become vested in full. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the RSU agreements for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later), the participant’s outstanding RSUs become fully vested and will be distributed as soon as administratively possible, except for RSUs where payment must be delayed for six months for key certain employees as required by Section 409A of the IRC. Upon early retirement (age 55 with 10 years of service), the participant is entitled to the vesting of a pro rata number of RSUs based on the number of whole months elapsed since the award date, if there has elapsed a minimum of twelve months since the award date. From that 12-month anniversary forward, employees, including Named Executive Officers, who have attained the early retirement age and service requirements but have not terminated employment, continue to vest in 1/60th of their RSU awards each month. Ms. McReynolds and Mr. Thorne have attained early retirement age in accordance with the terms of the RSU awards.

(2)          Reflects the value of unvested RSUs as of December 31, 2017 awarded under the 2005 Ownership Incentive Plan. The value is based on the closing market price of the Common Stock of $35.75 on December 29, 2017.

(3)          These RSU awards fully vest on November 1, 2018, the fifth anniversary of their grant date.

(4)          These RSU awards fully vest on May 8, 2019, the fifth anniversary of their grant date.

(5)          These RSU awards fully vest on May 11, 2020, the fifth anniversary of their grant date.

(6)          These RSU awards fully vest on May 6, 2021, the fifth anniversary of their grant date.

(7)          These RSU awards fully vest on May 12, 2022, the fifth anniversary of their grant date.

2017 Option Exercises and Stock Vested

The following table provides information related to RSUs that became vested during the 2017 fiscal year for the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1,2)	Value Realized on Vesting ($)(3)
Judy R. McReynolds	50,656	$ 1,145,962
Timothy D. Thorne	20,273	670,640
Jim A. Ingram	9,000	236,250
David R. Cobb	8,000	210,000
Michael E. Newcity	8,500	223,125

(1)          The 2012 RSU awards vested on May 4, 2017. All the shares issued for the 2012 RSU award at final vesting are free of vesting and ownership restrictions. All shares owned by executive officers are subject to company imposed restrictions that limit trading during periods when officers have material nonpublic information as well as the Company’s policy related to minimum stock ownership for executive officers as discussed in the Compensation Discussion & Analysis.

(2)          The RSUs held by Ms. McReynolds and Mr. Thorne were subject to pro rata vesting in 2017 because each of these executive officers had attained early retirement age under the terms of the RSU awards. Awards that vest on a pro rata basis due to attainment of early retirement age are not settled until the earlier of the original vesting date (five years from the grant date) or a qualifying termination event. As such, while the value of all pro rata vesting in 2017 is reflected in the Options Exercised and Stock Vested table above, Ms. McReynolds and Mr. Thorne have not yet received the shares that vested in 2017 due to qualification for early retirement vesting.

The pro rata vesting of Ms. McReynolds’ and Mr. Thorne’s RSUs is outlined in the table below. Of Ms. McReynolds’ 50,656 vested shares in 2017, 16,500 shares related to final vesting of the 2012 RSU award, with the remainder attributable to pro rata vesting. Of Mr. Thorne’s 20,273 vested shares in 2017, 4,000 shares related to final vesting of the 2012 RSU award, with the remainder attributable to pro rata vesting. The value of the vested but not issued RSUs is reported in the 2017 “Nonqualified Deferred Compensation Table.”

	McReynolds Vested in 2017	Thorne Vested in 2017
2012 RSU Award	16,500	4,000
2013 RSU Award	10,083	4,833
2014 RSU Award	6,013	2,933
2015 RSU Award	8,160	3,840
2016 RSU Award	9,900	4,667
2017 RSU Award	0	0
Total pro rata vesting in 2017	50,656	20,273

(3)          Value realized from RSU vesting is equal to the closing market price of the Common Stock on the date of vesting multiplied by the number of vested shares.

2017 Equity Compensation Plan Information

The following table sets forth information as of December 31, 2017 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans,
	Outstanding Options,	Outstanding Options,	Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,459,260 (1)	$ –	430,098
Equity Compensation Plans Not Approved By Security Holders	–	–	–
Total	1,459,260	$ –	430,098

(1)          This amount reflects outstanding RSU awards under the 2005 Ownership Incentive Plan. On April 20, 2005, the Company’s stockholders approved the 2005 Ownership Incentive Plan, which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and performance award units. The 2005 Ownership Incentive Plan does not permit reload options. The aggregate number of shares that have been reserved for issuance pursuant to awards under the 2005 Ownership Incentive Plan is 3,100,000. No options have been granted under the 2005 Ownership Incentive Plan. The Board’s Compensation Committee administers the 2005 Ownership Incentive Plan.

2017 Pension Benefits

The following table illustrates the present value of the accumulated benefit as of December 31, 2017 under the Pension Plan, SBP and DSA for the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
Judy R. McReynolds(1)	Pension Plan(3)	16.0	$ 333,961	$ –
	Supplemental Benefit Plan	10.7	370,288	–
	Deferred Salary Agreement	10.7	117,872	–
Timothy D. Thorne(2)	Pension Plan(3)	23.3	396,064	–
Jim A. Ingram(2)	Pension Plan(3)	23.4	404,339	–
David R. Cobb(2)		–	–	–
Michael E. Newcity(2)	Pension Plan(3)	19.9	265,862	–

(1)          Ms. McReynolds elected to cease participation in the SBP and DSA and the benefits were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA was frozen based on her service as of the January 31, 2008 freeze date.

(2)          Messrs. Thorne, Ingram and Newcity were promoted to eligible roles after the SBP and DSA were closed to new entrants. Mr. Cobb was hired after the Pension, SBP and DSA were closed to new entrants. As such, Messrs. Thorne, Ingram, Cobb and Newcity are not eligible to participate in the SBP or the DSA. Mr. Cobb is also not eligible for participation in the Pension Plan.

(3)          The Pension Plan was amended to freeze final average pay and years of credited service effective July 1, 2013. Number of Years of Credited Service for the Pension Plan is frozen based on the Named Executive Officer’s service as of the July 1, 2013 freeze date. See “Compensation Discussion & Analysis – Components of Compensation – Retirement and Other Benefits” for additional information.

(4)          The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the Pension Plan and SBP rather than age 65. Such assumptions are discussed in Note I to the Company’s consolidated financial statements in the 2017 Annual Report. The earliest date a benefit can be paid with no benefit reduction under the Pension Plan and SBP is age 60. The payment date is assumed to be age 65 for the DSA, which is the earliest date a benefit can be paid with no benefit reduction.

Pension Plan (frozen). The Pension Plan is a tax-qualified defined benefit plan that covers certain nonunion employees, including certain Named Executive Officers. Benefits are based upon a participant’s years of service and the highest average monthly earnings for sixty (60) consecutive months referred to as final average pay (“FAP”) and expressed in terms of annual compensation. As of the July 1, 2013 Pension Plan freeze date, the FAP for the Named Executive Officers without regard to IRC limitations was: Ms. McReynolds, $555,178; Mr. Thorne, $205,844; Mr. Ingram, $304,137; and Mr. Newcity, $223,239. Mr. Cobb is not eligible for participation in the Pension Plan. Eligible earnings generally include salary and annual incentive payments and are subject to the IRC annual compensation limitation. For 2013, when the pension plan was frozen, the annual IRC limitation was $255,000. Pension Plan benefits are also subject to certain other limitations in the IRC. Benefits are paid from the ArcBest Pension Trust. Participants may elect a lump sum or annuity payment. Payment from the Pension Plan is made upon normal retirement, early retirement, termination, death or disability as defined and more fully described in “Potential Payments upon Termination or Change in Control.”

Normal retirement (age 65 or older) benefits under the Pension Plan are calculated as a lump sum equal to:

10% x FAP x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 5% for each year he or she retires prior to age 60.

No new participants were permitted in the Pension Plan after December 2005. The Pension Plan was amended to freeze the compensation and years of credited service of active participants as of July 1, 2013. The Company announced in October 2017 that the Pension Plan will be terminated effective December 31, 2017 and has filed for a favorable determination letter with the IRS related to the termination. Benefits are expected to be distributed in late 2018.

Supplemental Benefit Plan (frozen). The SBP supplements benefits under the Pension Plan. The SBP was designed to replace benefit reductions (i) from various IRC limits and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP was generally limited to officers of the Company or ABF Freight, including certain Named Executive Officers. Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Certain benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.

Benefits under the SBP are calculated as an annuity and then converted to a lump sum. The Pension Plan benefit is then subtracted from the resulting lump sum to determine the SBP benefit.

The annuity formula for the ArcBest Supplemental Benefit Plan is:

1% x $400 x years of service + 2.0% x (FAP–$400) x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year he or she retires prior to age 60.

No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen for all remaining participants effective December 31, 2009.

Deferred Salary Agreements (frozen). The Company and ABF Freight have unfunded, noncontributory DSAs with certain of their officers, including certain Named Executive Officers. No DSA has been entered into since December 2005, and neither the Company nor ABF Freight intends to enter into these agreements in the future. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in “Potential Payments upon Termination or Change in Control,” the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

The DSAs provide that in the event of a change in control of the Company, as defined in “Potential Payments upon Termination or Change in Control,” followed by the officer’s termination within 36 months for pre-2005 deferred salary accruals or within 24 months for post-2004 deferral salary accruals, all benefits become 100% vested. The DSA benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a 36-month period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a 24-month period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.

2017 Non-Qualified Deferred Compensation

This table shows the Named Executive Officers’ deferred compensation activity during fiscal year 2017 with respect to outstanding vested RSUs.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2,3)
Judy R. McReynolds	$ –	$ –	$ 276,672	$ –	$ 1,221,113
Timothy D. Thorne	–	–	131,811	–	581,760
Jim A. Ingram	–	–	–	–	–
David R. Cobb	–	–	–	–	–
Michael E. Newcity	–	–	–	–	–

(1)          The earnings amount represents an estimate of annual earnings with respect to vested but unpaid RSUs and is based on the difference in closing market price of the Common Stock of $27.65 as of December 30, 2016 and $35.75 as of December 29, 2017, multiplied by the number of vested RSUs as of December 31, 2017 described in footnote (3) below.

(2)          Includes the value associated with 34,157 vested RSUs for Ms. McReynolds and 16,273 vested RSUs for Mr. Thorne. The value is based on the closing market price of the Common Stock of $35.75 on December 29, 2017. RSUs that vested during 2017 are reported in the “2017 Option Exercises and Stock Vested” table.

(3)          Amounts previously reported in the “Summary Compensation Table” with respect to RSUs in prior years (2013-2016) are set forth in the table below. To the extent those previously-awarded RSUs have become vested but remain unpaid, the value associated with those RSUs as of December 31, 2017 (calculated as described in footnote (2) above) is reported in the “Aggregate Balance at Last Fiscal Year End” column above. The grant date fair value of RSUs awarded in 2017 is reported in the “Stock Awards” column of the “Summary Compensation Table.”

	McReynolds	Thorne
2013 RSU Grant Date Fair Value	$ 331,056	$ 158,688
2014 RSU Grant Date Fair Value	329,312	160,640
2015 RSU Grant Date Fair Value	543,915	255,960
2016 RSU Grant Date Fair Value	461,241	217,420
Total	$ 1,665,524	$ 792,708

RSUs. The vesting and settlement terms applicable to RSUs are described previously in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Stock Awards under the 2005 Ownership Incentive Plan” section and in footnote (1) to the “Outstanding Equity Awards at 2017 Fiscal Year-End” table. As described therein, participants who reach early retirement eligibility (age 55 with 10 years of service) vest in a pro rata number of RSUs based on the number of whole months since the award grant date, if a minimum of 12 months have elapsed since the award grant date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month until settlement of such vested RSUs on the earlier of the fifth anniversary of the award date or the date a participant experiences a qualifying termination from employment with the Company, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.

Potential Payments upon Termination or Change in Control

The Company does not have any employment contracts or severance arrangements with any Named Executive Officer that provide for payments in connection with a termination of employment or a change in control other than the applicable termination provisions contained within the various arrangements discussed elsewhere in this Proxy Statement.

The termination and change in control provisions existing as of December 31, 2017 are described and quantified below. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC where applicable.

Payments Made upon Termination. Regardless of the manner in which a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment, including the following:

•                  Accrued vacation (see the table on page 55 for values);

•                  Earned but not yet paid amounts under the 2017 annual incentive plan and 2015-2017 cash long-term incentive compensation plan;

•                  Monthly DSA benefit earned as of the termination date (see the “2017 Pension Benefits” section for lump sum value as of December 31, 2017);

•                  Pension Plan benefits earned as of the Pension Plan freeze date (see “2017 Pension Benefits” for values); and

•                  SBP earned as of the SBP freeze date (see “2017 Pension Benefits” for values).

Payments Made upon Early Retirement. In the event of a Named Executive Officer’s termination due to his or her early retirement, the officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination.” Early retirement is generally defined as termination of employment after reaching at least age 55 with 10 years of service.

•                  Vesting of a pro rata number of RSUs based on the number of whole months elapsed since the award date if there has elapsed a minimum of 12 months since the award date (see the table on page 55 for values);

•     Executive medical coverage, with the retired officer responsible for paying a monthly premium amount equal to the then current COBRA rate until age 60. All retirees are responsible for paying a reduced monthly premium after age 60 (see the table on page 55 for values); and

•     A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the cash long-term incentive compensation plan or (b) 90 days of the measurement period under the annual incentive plan. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section for additional information on annual incentive plan payments and cash long-term incentive compensation awards).

Payments Made upon Normal Retirement, Death or Disability. In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination.” Under the Company’s plans, normal retirement is generally defined as termination of employment on or after attaining age 65 and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.

•     Immediate vesting of all RSUs (see the table on page 55 for values of RSUs related to accelerated vesting);

•     Executive medical coverage, with the retired officer responsible for paying a reduced monthly premium (see table on page 55 for values);

•     100% vesting in the DSA benefit which is paid monthly over 120 months (see table on page 55 for the value, if any, related to the Named Executive Officers); and

•     A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the cash long-term incentive compensation plan or (b) 90 days of the measurement period under the annual incentive plan. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Non-Equity Incentive Compensation” section for additional information on annual incentive plan awards and cash long-term incentive compensation awards).

Payments Made upon Termination After a Change in Control. In the event of a Named Executive Officer’s termination following a change in control of the Company, the Named Executive Officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination”:

•     If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” (as such terms are defined in the 2012 Change in Control Plan), RSUs become fully vested as of the termination date and will be distributed as soon as administratively possible (see the table on page 55 for RSU values related to accelerated vesting);

•     Any amounts that have been earned but not paid under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results through the termination date (see the “Summary Compensation Table” section for annual incentive plan payments);

•      If termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum (see the “2017 Pension Benefits” section for values);

•     Any amounts that have been earned but not paid under the cash long-term incentive compensation plan based on the base salary earned and the number of months while a participant in the applicable measurement period and actual performance results through the termination date; and

•     If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” (as such terms are defined in the 2012 Change in Control Plan), he or she is entitled to (i) a lump sum cash payment equal to 24 months of the then current premium to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination; and (ii) a lump sum cash payment equal to either (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the other Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs.

“Change in Control” under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur:

(i)                                  The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the Company’s common stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) below.

(ii)                                  In any 12-month period, the individuals who, as of the beginning of the 12 month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the applicable agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii)                               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding shares of the Company’s common stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding shares of the Company’s common stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then-outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)                              The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) above.

(v)                                 A complete liquidation or dissolution of the Company.

“Good Reason” under the Company’s arrangements is generally defined as (i) any material and adverse reduction in the Named Executive Officer’s title, duties or responsibilities; (ii) a material reduction in the Named Executive Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment by more than 50 miles without the prior consent of the Named Executive Officer.

“Cause” under the Company’s arrangements is generally defined as the (i) Named Executive Officer’s gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) Named Executive Officer’s conviction or guilty plea or plea of no contest with respect to any felony or act of moral turpitude; (iii) Named Executive Officer’s engaging in any material act of theft or material misappropriation of Company or any third party’s property; or (iv) Named Executive Officer’s material breach of the Company’s Code of Conduct as such code may be revised from time to time.

The 2012 Change in Control Plan provides that, unless outstanding equity awards are assumed by the successor and/or replaced by the successor with substitute awards of approximately equal value, in the event any equity awards are outstanding immediately prior to a change in control, such awards will become fully vested, settled and paid upon the occurrence of a change in control (with any performance-based awards being vested, settled and paid at the maximum level). If the equity awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he/she shall become vested as of the termination date in any unvested equity awards.

If amounts payable to a Named Executive Officer under the 2012 Change in Control Plan (or pursuant to any other arrangement or agreement with the Company) exceed the amount allowed under section 280G of the IRC and would be subject to the excise tax imposed by section 4999 of the IRC, then, prior to the making of any payments to a Named Executive Officer, the 2012 Change in Control Plan provides that a best-net calculation will be made comparing (i) the before income tax net benefit to the Named Executive Officer of the payments after payment of the excise tax to (ii) the before income tax net benefit to the Named Executive Officer if the payments are reduced to the extent necessary to avoid being subject to the excise tax (the “Best Net Calculation”). If the amount calculated under (i) is less than the amount calculated under (ii) in the preceding sentence, then the payments will be reduced to the extent necessary to avoid being subject to the excise tax.

Restrictive Covenants; Clawback. Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer discloses confidential information relating to the Company or if the Named Executive Officer becomes employed or renders service to any competitor of the Company. Under the cash long-term incentive compensation plan and RSU award agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the 2005 Ownership Incentive Plan, the Committee may suspend the recipient’s rights to vest in any RSU or cash long-term incentive compensation plan awards outstanding and may provide that the recipient will forfeit any vested but not yet paid awards. The Executive Medical Policy provides that coverage will be forfeited if the Named Executive Officer becomes an employee or consultant of, or has an ownership interest in any competitor of the Company. Under the 2012 Change in Control Plan, the Named Executive Officer is prohibited from solicitation of customers, clients and employees of the Company for a 12-month period following the termination and will not, without prior written consent from the Company, communicate or divulge any confidential information, knowledge or data to anyone at any time or the Committee may reduce or offset the benefits under the plan.

The Company also has a policy for the “clawback” of any bonus or incentive compensation awarded to any officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded and effect the cancellation of unvested RSU awards previously granted to the Named Executive Officer under certain scenarios, which are described in the “Compensation Discussion & Analysis” in this Proxy Statement.

An “Act of Misconduct” has been committed under the Company’s arrangements if the Committee, the Chief Executive Officer, or any other person designated by the Committee determines a Named Executive Officer has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty, violation of Company ethics policy or Code of Conduct, deliberate disregard of Company or subsidiary policies, or if a participant makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary or induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship.

Quantification of Potential Payments upon Termination or Change-in-Control

The following table reflects compensation potentially payable to each Named Executive Officer under various employment termination and other scenarios based on the arrangements existing as of December 31, 2017. The amounts shown in the following table assume that a change in control occurred and/or each Named Executive Officer terminated employment with the Company effective December 31, 2017, and estimate the value that could be realized by each Named Executive Officer as a result of each specified triggering event; however, the amounts shown below do not take into account any Best Net Calculation and resulting reduction that may occur pursuant to the provisions of the 2012 Change in Control Plan.

See “2017 Pension Benefits” for benefits payable under the Pension Plan, SBP and DSA. Benefits payable with respect to vested RSUs are quantified in the “2017 Non-Qualified Deferred Compensation” table.

Name	Benefit	General Termination ($)	Early Retirement ($)	Normal Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Judy R. McReynolds(10)	RSUs(1)	N/A	–	N/A	2,175,173	2,175,173	2,175,173
	Executive Medical(2)	N/A	582,596	N/A	374,633	708,910	–
	Accrued Vacation(3)	N/A	63,462	N/A	63,462	63,462	63,462
	DSA(4)	N/A	–	N/A	–	–	442,576
	C-LTIP(5)	N/A	854,464	N/A	854,464	854,464	411,888
	Annual Incentive Plan(6)	N/A	707,436	N/A	707,436	707,436	707,436
	Cash Severance(7)	N/A	–	N/A	–	–	2,157,587
	Medical Premiums(8)	N/A	–	N/A	–	–	44,088
	Total(9)	N/A	2,207,958	N/A	4,175,168	4,509,445	6,002,210
Timothy D. Thorne (11)	RSUs(1)	N/A	–	N/A	1,026,990	1,026,990	1,026,990
	Executive Medical(2)	N/A	701,882	N/A	388,906	709,930	–
	Accrued Vacation(3)	N/A	38,462	N/A	38,462	38,462	38,462
	C-LTIP(5)	N/A	401,525	N/A	401,525	401,525	401,525
	Annual Incentive Plan(6)	N/A	300,124	N/A	300,124	300,124	300,124
	Cash Severance(7)	N/A	–	N/A	–	–	575,800
	Medical Premiums(8)	N/A	–	N/A	–	–	44,088
	Total(9)	N/A	1,441,993	N/A	2,156,007	2,477,031	2,386,989
Jim A. Ingram(12)	RSUs(1)	–	N/A	N/A	1,555,125	1,555,125	1,555,125
	Executive Medical(2)	–	N/A	N/A	518,553	972,366	–
	Accrued Vacation(3)	34,135	N/A	N/A	34,135	34,135	34,135
	C-LTIP(5)	88,073	N/A	N/A	357,414	357,414	357,414
	Annual Incentive Plan(6)	247,335	N/A	N/A	247,335	247,335	247,335
	Cash Severance(7)	–	N/A	N/A	–	–	501,348
	Medical Premiums(8)	–	N/A	N/A	–	–	44,088
	Total(9)	369,543	N/A	N/A	2,712,562	3,166,375	2,739,445
David R. Cobb(13)	RSUs(1)	–	N/A	N/A	1,344,200	1,344,200	1,344,200
	Executive Medical(2)	–	N/A	N/A	491,735	899,561	–
	Accrued Vacation(3)	19,846	N/A	N/A	19,846	19,846	19,846
	C-LTIP(5)	71,920	N/A	N/A	313,972	313,972	313,972
	Annual Incentive Plan(6)	258,107	N/A	N/A	258,107	258,107	258,107
	Cash Severance(7)	–	N/A	N/A	–	–	475,235
	Medical Premiums(8)	–	N/A	N/A	–	–	44,088
	Total(9)	349,873	N/A	N/A	2,427,860	2,835,686	2,455,448
Michael E. Newcity(14)	RSUs(1)	–	N/A	N/A	1,430,000	1,430,000	1,430,000
	Executive Medical(2)	–	N/A	N/A	491,735	994,177	–
	Accrued Vacation(3)	32,692	N/A	N/A	32,692	32,692	32,692
	C-LTIP(5)	81,361	N/A	N/A	330,108	330,108	330,108
	Annual Incentive Plan(6)	218,662	N/A	N/A	218,662	218,662	218,662
	Cash Severance(7)	–	N/A	N/A	–	–	469,412
	Medical Premiums(8)	–	N/A	N/A	–	–	44,088
	Total(9)	332,715	N/A	N/A	2,503,197	3,005,639	2,524,962

(1)               The RSU value is calculated using a per share price of $35.75, which is the closing market price of the Common Stock on December 29, 2017 multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event. Benefits payable with respect to previously vested RSUs are quantified in the “2017 Non-Qualified Deferred Compensation” table.

(2)               The executive medical value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2017, using the same assumptions as used by the Company for financial reporting purposes except the Named Executive Officer’s actual age at December 31, 2017 for the applicable triggering events.

(3)               The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2017.

(4)               The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2017 less the actual DSA benefit accrued as of December 31, 2017. An interest rate of 6% was used to value the stream of payments upon normal retirement, death or disability. An interest rate of 6.22% was used to value the stream of payments upon a change in control as provided under the terms of the DSA. See “2017 Pension Benefits” for current DSA values.

(5)               The cash long-term incentive compensation plan value is the pro rata benefit accrued under the 2015-2017, 2016-2018, and 2017-2019 cash long-term incentive compensation plans calculated based on performance as of December 31, 2017. Amounts shown in the “General Termination” column represents amounts fully earned but unpaid as of December 31, 2017. For cash long-term incentive compensation plan participants with a frozen DSA, the cash long-term incentive compensation plan change in control value is equal to the cash long-term incentive compensation plan change in control value in excess of the DSA change in control value, if any.

(6)               The annual incentive plan is equal to the annual incentive amount paid to each Named Executive Officer for 2017 since all such amounts were earned as of December 31, 2017 (reported in the “Summary Compensation Table”).

(7)               The cash severance payment value is a lump sum cash payment equal to (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs or (B) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs as provided under the terms of the 2012 Change in Control Plan. See “Payments Made upon Termination after a Change in Control” for additional information.

(8)               The medical premium is a lump sum payment equal to 24 months of the then current COBRA premium to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination. See “Payments Made upon Termination after a Change in Control” for additional information.

(9)               Totals represent aggregate amounts reflected in the table payable upon each termination or change in control event as indicated above. These totals do not include benefits payable under the Pension Plan, DSA (upon death, disability or normal retirement) or SBP (reported in “2017 Pension Benefits”) or with respect to previously vested RSU awards (reported in the “2017 Non-Qualified Deferred Compensation” table) except to the extent a change in control creates an additional benefit above what was reported in either table.

(10)         Ms. McReynolds, age 55, is not eligible for normal retirement as of December 31, 2017; therefore, no value is reported in that column.

(11)         Mr. Thorne, age 55, is not eligible for normal retirement as of December 31, 2017; therefore, no value is reported in that column.

(12)         Mr. Ingram, age 50, is not eligible for early or normal retirement as of December 31, 2017; therefore, no value is reported in those columns.

(13)         Mr. Cobb, age 51, is not eligible for early or normal retirement as of December 31, 2017; therefore, no value is reported in those columns.

(14)         Mr. Newcity, age 48, is not eligible for early or normal retirement as of December 31, 2017; therefore, no value is reported in those columns.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S- K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Ms. McReynolds, our CEO.

For 2017, our last completed fiscal year:

•     The total annual compensation of our median employee was $95,518; and

•     The total annual compensation of Ms. McReynolds, as reported in the Summary Compensation Table in this Proxy Statement, was $2,126,065.

•     Based on this information, for 2017 the ratio of the total annual compensation of Ms. McReynolds to the median employee total annual compensation was reasonably estimated to be 22.3 to 1.

To identify the median of the total annual compensation of all our employees, as well as to determine the total annual compensation of our median employee and Ms. McReynolds, we took the following steps:

•     October 1, 2017 was the date used to determine our employee population which includes full-time and part-time employees. We do not have any seasonal or temporary employees. As of this date, our employee population was 13,768 and consisted of individuals working at our parent company and our subsidiaries in the United States, including Puerto Rico, but excluding the Company’s Canadian population. SEC rules allow foreign employees to be excluded  if those employees account for 5% or less of the total employees. Therefore, the Company’s entire Canadian population (70 employees) was excluded from the employee population.

•     To find the total annual compensation of  our employee population (other than Ms. McReynolds), we used a consistently applied compensation measure comparing the amount of salary or wages, bonus, vacation pay, sick pay, jury duty pay, bereavement pay, short-term disability, holiday pay and overtime prior to any deductions (total annual compensation) paid in 2017 as reflected in our payroll records as of October 1, 2017. Since equity awards are not widely distributed to our employees, we did not include equity awards in the compensation measure. We did not annualize the compensation for any employees that were not employed for all of 2017. Since all of our employees in the calculation are located in the United States, including Puerto Rico, no cost-of-living adjustments were made to identify the median employee.

•     After identifying the median employee based on total annual compensation, we calculated 2017 compensation for the median employee using the same methodology used to calculate Ms. McReynolds’ total annual compensation as reflected in the Summary Compensation Table in this Proxy Statement resulting in annual total compensation of $95,518.

•     With respect to the total annual compensation of Ms. McReynolds, we used the amount reported in the “Total” column for 2017 of our Summary Compensation Table in this Proxy Statement.

Certain Transactions and Relationships

Item 404 of Regulation S-K of the Securities Act of 1933, as amended, requires that the Company disclose certain “related person transactions” with the Company’s Directors and executive officers, among others. For information regarding the Company’s policies and procedures for review, approval and ratification of such related person transactions, see the Audit Committee section under “Governance of the Company.”

Steven L. Spinner, who joined the Board in July 2011, is the President and Chief Executive Officer and Chairman of the Board of United Natural Foods, Inc. (“UNFI”). In 2017 and 2018 (through the March 5 record date), UNFI made ordinary course of business payments to ArcBest carrier subsidiaries for freight services in the amount of $1,505,708 and $297,077, respectively.

Kathleen D. McElligott, who has been on the Board since July 2015, is Executive Vice President, Chief Information and Chief Technology Officer of McKesson Corporation. Ordinary course of business payments made by McKesson to ArcBest carrier subsidiaries (for freight services) in 2017 and 2018 (through the March 5 record date) were $4,577,701 and $743,665, respectively.

The Company has entered into indemnification agreements with the members of its Board. Under these agreements, the Company is obligated to indemnify its Directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a Director. The Company believes that these agreements are helpful in attracting and retaining qualified Directors. The Company’s Restated Certificate of Incorporation, as amended, and Fifth Amended and Restated Bylaws also provide for indemnification of the Company’s officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such person to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted to the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2017, except for Mr. Legg’s stock sale on December 11, 2017; his Form 4 was filed on December 15, 2017.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.

Report of the Audit Committee

The Audit Committee of the Board is comprised solely of independent directors, as defined by the SEC and NASDAQ, and it operates under a written charter approved by the Board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Nominating/Corporate Governance Committee has reviewed the status of each of the members and determined that each member of the Audit Committee meets applicable SEC and NASDAQ independence standards and financial literacy requirements. Mr. Hogan and Ms. Stipp are Board-designated Audit Committee Financial Experts as defined under applicable SEC and NASDAQ rules. A copy of the Audit Committee’s current charter can be found in the Investors, Governance Charters section of the Company’s website, www.arcb.com.

As part of its specific responsibilities, the Audit Committee oversaw the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities related to the audited consolidated financial statements in the Company’s 2017 Annual Report, we reviewed and discussed with management, among other things:

•     the Company’s audited consolidated financial statements for 2017 and recommended to the Board they be included in the Company’s Annual Report;

•     the representations of management that those consolidated financial statements were prepared in accordance with generally accepted accounting principles;

•     the quality and acceptability of the accounting principles;

•     the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•     the clarity of disclosures in the consolidated financial statements;

•     the adequacy and effectiveness of the Company’s financial reporting procedures, including disclosure controls and procedures;

•     the adequacy and effectiveness of the Company’s internal controls over financial reporting, including the report of management’s assessment on the effectiveness of internal controls over financial reporting, which was performed by management using the 2013 framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee is also responsible for the appointment, as well as the termination, compensation, evaluation and oversight of Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, including review of the firm’s qualifications and independence. EY is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. EY is also responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. We reviewed and discussed with EY its judgments as to the quality, not just the acceptability, of the Company’s accounting principles, reasonableness of significant accounting judgments, and critical accounting policies and estimates, and such other matters as are required to be discussed with the Audit Committee by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company

Accounting Oversight Board (“PCAOB”). In addition, we received the written disclosures and the letter from EY as required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and discussed with EY its independence from management and the Company, including the matters in the written disclosures. We considered the compatibility of non-audit services performed by EY and determined the non-audit services to be compatible with EY’s independence.

We discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Additionally, we reviewed the performance, responsibilities, and staffing of the Company’s internal auditors. We also oversaw compliance with the Company’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints. Furthermore, we met with members of management to discuss the results of the Company’s legal and ethical compliance programs.

The Audit Committee provided oversight of the Company’s risk management policies and processes and we reviewed and discussed with members of senior management significant risks identified by management in various areas of the Company, including financial statements, systems and reporting, legal, compliance, ethics, information technology, data security, cybersecurity, and related party transactions.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from EY dated February 28, 2018, with respect to the consolidated financial statements of the Company as of and for the year ended December 31, 2017, and with respect to the effectiveness of the Company’s internal controls over financial reporting, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Company’s 2017 Annual Report for filing with the SEC.

Audit Committee

Janice E. Stipp, Chair

Michael P. Hogan

William M. Legg

Steven L. Spinner

Proposal II. Ratification of Appointment of

Independent Registered Public Accounting Firm

The Board of Directors recommends a vote “FOR” Proposal II.

The firm of Ernst & Young LLP (“EY”) served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2017. The Audit Committee has appointed EY to continue in that capacity for fiscal year 2018, subject to the Audit Committee’s approval of an engagement agreement and related service fees. EY has served as the Company’s independent auditor since 1972. The Audit Committee and the Board believe it is in the best interests of the Company and its stockholders to retain EY as the Company’s independent auditor for fiscal year 2018, and recommend that a resolution be presented to the stockholders at the 2018 Annual Meeting to ratify that appointment.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation and oversight of the Company’s independent auditor, including review of EY’s qualifications and independence. The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation of whether to engage EY, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

•      the quality and efficiency of the current and historical services provided by EY;

•      EY’s capability and expertise in handling the breadth and complexity of the Company’s operations;

•      the quality and candor of EY’s communications with the Audit Committee;

•      external data on EY’s audit quality and performance, including recent PCAOB reports;

•      EY’s independence from the Company;

•      the appropriateness of EY’s fees;

•      EY’s tenure as the Company’s independent auditor, including the benefits of the extensive institutional knowledge EY has gained through the years and the controls and processes in place to help ensure EY’s continued independence; and

•      the costs associated with onboarding a new independent auditor due to training and lost efficiencies.

The submission of this proposal for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders. Representatives of EY will attend the 2018 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Independent Auditor’s Fees and Services

In connection with the audit of the 2017 consolidated financial statements, the Company entered into an engagement agreement with EY that sets forth the terms by which EY will perform audit services for the Company. That agreement is subject to alternative dispute resolution (ADR) procedures agreed upon by the parties. ADR procedures are used in lieu of litigation with the goal of resolving disputes in a more expeditious and cost effective manner. They do not limit the damage claims that could be asserted by either party.

The following is a summary of the fees billed to the Company by EY for professional services rendered for the fiscal years ended December 31, 2017 and December 31, 2016:

Fee Category	2017 Fees(1)	2016 Fees

Audit Fees	$1,495,500	$1,502,861
Audit-Related Fees	–	–
Tax Fees	27,218	21,500
All Other Fees	1,995	1,995
Total Fees	$1,524,713	$1,526,356

(1)          Audit Fees include actual and expected billings for fees and expenses related to the 2017 financial statement audit.

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance.

All Other Fees. Consists of fees for online technical accounting research materials.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by EY. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. EY and management are required to periodically report to the Audit Committee regarding the extent of services provided by EY in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved 100% of the Company’s 2016 and 2017 audit fees, audit-related fees, tax fees and all other fees.

Proposal III. Advisory Vote on Executive Compensation

The Board recommends a vote “FOR” Proposal III.

At the 2011 and 2017 Annual Meetings, stockholders voted in favor of the Board’s recommendation to hold a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (the “Say on Pay Vote”) on an annual basis, and since the 2011 Annual Meeting, the Company has held annual non-binding Say on Pay Votes.

The non-binding Say on Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. To that end, the Board has submitted the following resolution to be voted on by our stockholders at the 2018 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for ArcBest Corporation’s 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion & Analysis” section of this Proxy Statement, the Compensation Committee is responsible for establishing, implementing and monitoring adherence with our executive compensation policy.

As you consider this Proposal III, we encourage you to carefully review the “Compensation Discussion & Analysis” section and executive compensation tables of this Proxy Statement for a detailed discussion of our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers.

As an advisory vote, Proposal III is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate in the future to address those concerns.

The Board recommends that stockholders vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

Proposal IV. Approval of the Fourth Amendment to the 2005 Ownership Incentive Plan

The Board recommends a vote “FOR” Proposal IV.

Background and Purpose of the Proposal

The Company’s Board of Directors originally adopted the ArcBest Corporation 2005 Ownership Incentive Plan (the “2005 Plan”) on February 24, 2005, and the Company’s stockholders originally approved the 2005 Plan on April 20, 2005. At the 2010 Annual Meeting of Stockholders, stockholders approved the First Amendment to the 2005 Plan, which was approved by our Board on February 18, 2010 to increase the number of shares of common stock that the Company may issue under the 2005 Plan by 700,000 shares, from 1,500,000 shares to 2,200,000 shares. At the 2014 Annual Meeting of Stockholders, stockholders approved the Second Amendment to the 2005 Plan, which was approved by our Board on February 24, 2014 to increase the number of shares of common stock that the Company may issue under the 2005 Plan by 900,000 shares, from 2,200,000 shares to 3,100,000 shares.  At the 2018 Annual Meeting of Stockholders, stockholders will be asked to approve the Fourth Amendment to the 2005 Plan, which was approved by our Board on February 22, 2018. If approved by the Company’s stockholders at the meeting, the Fourth Amendment will become effective immediately.

Summary of the Fourth Amendment to the 2005 Plan

The use of stock-based awards under the 2005 Plan continues to be a key element of the Company’s compensation program. The purpose of the Fourth Amendment is to (i) increase the number of shares of common stock that the Company may issue under the 2005 Plan by 250,000 shares, from 3,100,000 shares to 3,350,000 shares, (ii) revise the definition of “Change in Control” under the 2005 Plan; (iii) provide that shares tendered or withheld in payment of any exercise or purchase price of, or taxes relating to, or shares not issued or delivered as a result of the net settlement or net exercise of, a stock option or stock appreciation right shall not be available for issuance in respect of future awards under the 2005 Plan; (iv) provide that any dividends or distributions payable with respect to shares underlying awards granted under the 2005 Plan shall be subject to the same restrictions as the applicable award and shall not be paid unless the award becomes vested and earned; (v) impose a holding period on shares issued upon exercise of a stock option or stock appreciation right; (vi) provide for the treatment of awards granted under the 2005 Plan in the event of a change in control. Of the 3,100,000 shares currently authorized for issuance under the 2005 Plan, a total of 1,563,062 shares have been issued as of February 22, 2018 upon the lapse of restrictions on grants of restricted stock or upon the settlement of restricted stock units. As of February 22, 2018, under the 2005 Plan, a total of 1,457,060 shares remained subject to unsettled restricted stock units. No other equity awards are outstanding under the 2005 Plan as of such date. As of February 22, 2018, no shares remained subject to outstanding stock options under any Company plan, including the 2005 Plan, the Company’s 2002 Stock Option Plan, 1992 Stock Option Plan or Nonqualified Stock Option Plan.

The 2005 Plan is a broad-based plan under which the Company grants awards to its current and prospective employees, including officers, and its directors. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its nonemployee directors and key employees with the interests of its stockholders. Therefore, to attract, retain and motivate nonemployee directors, officers and key management employees of exceptional abilities and, in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, the Board of Directors has adopted the Fourth Amendment to the 2005 Plan, subject to stockholder approval. Approval of the Fourth Amendment will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any of its subsidiaries. While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter at the 2018 Annual Meeting of Stockholders is necessary for approval of the Fourth Amendment to the 2005 Plan.

Consequences of Failing to Approve the Proposal

Failure of the Company’s stockholders to approve this Proposal will not affect the rights of existing award holders under the 2005 Plan or under any previously granted awards under the 2005 Plan; however, the Company may be required to reevaluate its compensation structure since adequate shares may not be available for grant in the future.

Summary of the Amended 2005 Plan

The following summary of the 2005 Plan, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment (the “Amended 2005 Plan”) does not purport to be a complete description of all provisions of the Amended 2005 Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the 2005 Plan, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 22, 2005, (ii) the First Amendment, which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K on February 23, 2011, (iii) the Second Amendment which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 9, 2014 and (iv) the Third Amendment which was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K on February 28, 2017. The Amended 2005 Plan gives the Compensation Committee the ability to award stock options, stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“Restricted Stock Units”) and performance award units, with vesting and other award provisions that provide effective incentives to Company employees and nonemployee directors and alignment of stockholder, management and director interests. Unless earlier terminated by action of the Company’s Board of Directors, the Amended 2005 Plan will terminate on December 31, 2019. Awards granted prior to the termination date of the Amended 2005 Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate. Any member of the Board of Directors, who is not a current employee of the Company or one of its subsidiaries, and any current or prospective officer or employee of the Company and its subsidiaries, is eligible to receive an award under the Amended 2005 Plan. Only individuals who are employees of the Company or one of its corporate subsidiaries are eligible to receive Incentive Options (defined below). The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended 2005 Plan. As of February 22, 2018, approximately 143 employees and 8 nonemployee directors were eligible to participate in the existing 2005 Plan.

Shares Subject to the Amended 2005 Plan. Subject to stockholder approval of the Fourth Amendment to the 2005 Plan and the adjustments described below, the total aggregate number of shares of the Company’s common stock that may be subject to awards under the Amended 2005 Plan, since the inception of the 2005 Plan, is 3,350,000. The shares issued pursuant to awards under the Amended 2005 Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market. The number of shares considered issued under the Amended 2005 Plan equals the number of shares actually issued upon exercise or settlement of an award. Shares under the Amended 2005 Plan that (i) were subject to awards that were canceled, forfeited or settled in cash (rather than shares), or (ii) are delivered or deemed delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award will be deemed returned to the pool of shares reserved for issuance under the Amended 2005 Plan and will be available for issuance pursuant to additional awards granted under the Amended 2005 Plan. If the Company’s stockholders approve the Fourth Amendment to the 2005 Plan, (a) shares delivered or deemed delivered to the Company in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR, (b) shares that were subject to an Option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (c) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for issuance pursuant to additional awards granted under the Amended 2005 Plan.

No participant may be granted awards under the Amended 2005 Plan covering more than 100,000 shares in any one calendar year, subject to certain anti-dilution and other adjustments. For the portion of any performance award units granted in any one calendar year to any participant that are denominated in dollars and are intended to qualify as “performance-based compensation” under Section 162(m), the maximum amount payable for the performance period is $2,000,000 times the number of years in the performance period. The maximum aggregate number of shares that may be issued pursuant to the exercise of Incentive Options granted under the Amended 2005 Plan is 2,200,000, subject to certain anti-dilution and other adjustments.  As discussed above, due to the repeal of the performance based compensation exemption under Section 162(m) it is unlikely that performance awards granted in the future will be intended to qualify as “performance-based compensation” under Section 162(m).  Consequently, the limits set forth above are unlikely to be applicable.  Whether future awards will potentially qualify as “performance-based compensation” under Section 162(m) will depend on guidance from the Treasury Department and the IRS regarding the grandfathering of any awards under the Amended 2005 Plan.

Administration. The Amended 2005 Plan will be administered by the Compensation Committee of the Board of Directors or another committee of two or more directors established by the Board of Directors from time to time. Under NASDAQ rules, members of the Compensation Committee are required to satisfy the NASDAQ’s standards for independence, subject to certain narrow exceptions. The Compensation Committee may delegate various functions to subcommittees or certain officers of the Company. Subject to the provisions of the Amended 2005 Plan, the Compensation Committee has the power to: (i) prescribe, amend and rescind rules and regulations relating to the Amended 2005 Plan and to define terms not otherwise defined therein, (ii) determine which persons are eligible to participate and to receive awards under the Amended 2005 Plan and the timing of any such awards, (iii) grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a change in control), or other factors, (iv) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award, (v) prescribe and amend the terms of the agreements or other documents evidencing awards made under the Amended 2005 Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Amended 2005 Plan, (vi) determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), (vii) interpret and construe the Amended 2005 Plan, any rules and regulations under the Amended 2005 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company and (viii) make all other determinations deemed necessary or advisable for the administration of the Amended 2005 Plan.

Awards under the Amended 2005 Plan

Stock Options. Options granted under the Amended 2005 Plan may be either incentive stock options qualifying under Section 422 of the IRC (“Incentive Option”) or options which are not intended to qualify as incentive stock options (“Nonstatutory Option”). Under the terms of the Amended 2005 Plan, the exercise price for stock options must be equal to or greater than the fair market value of the Company’s common stock on the date of grant (and, in the case of an Incentive Option granted to a participant who owns stock representing more than 10% of the combined voting power of all classes of stock of the Company, must be equal to or greater than 110% of the fair market value of the Company’s common stock on the date of grant). Stock options granted under the terms of the Amended 2005 Plan will not become exercisable earlier than one year from the date of grant (except upon a change in control or termination of employment due to death, disability or retirement), and options may be for a term of no more than 10 years (five years, in the case of an Incentive Option granted to a participant owning more than 10% of the Company’s voting power). Otherwise, the Compensation Committee has discretion to determine the number of shares subject to an option (subject to the Amended 2005 Plan’s stated limits), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Amended 2005 Plan. The exercise price of an option may be paid through various means acceptable to the

Compensation Committee, including in cash or, to the extent allowed by the Compensation Committee, by delivering previously owned shares, by withholding shares deliverable upon the exercise of the option or by delivering to the Company the proceeds of shares of the Company’s stock issuable under an option. Other than in connection with a change in the Company’s capitalization, the Amended 2005 Plan prohibits repricing stock options without stockholder approval.

Stock Appreciation Rights.  A stock appreciation right, or SAR, provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. SARs may be paid in stock, cash or a combination thereof. SARs may be granted either in tandem with or as a component of other awards granted under the Amended 2005 Plan or not in conjunction with other awards and may, but need not, relate to a specific option. SARs are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. Other than in connection with a change in the Company’s capitalization, SARs cannot be repriced without stockholder approval.

Restricted Stock and Restricted Stock Units. A Restricted Stock Award is an award of shares, and Restricted Stock Units are an award of units denominated in shares and payable in shares or cash, in each case, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any Restricted Stock Award or Restricted Stock Unit award, including the number of shares subject to such award (subject to the Amended 2005 Plan’s stated limits), the price (if any) paid for shares subject to a Restricted Stock Award or Restricted Stock Units, and the minimum period over which a Restricted Stock Award or Restricted Stock Units may vest or be settled, which must cover at least a three-year period (except in the event of a change in control or upon the participant’s death, disability or retirement) or, if the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria, a performance period of at least one year. Unless otherwise determined by the Compensation Committee, participants holding shares subject to a Restricted Stock Award may exercise full voting rights with respect to the shares during the restriction period and will be entitled to receive all dividend and other distributions with respect to the shares, subject to any requirement imposed by the Compensation Committee that such dividend or distribution amounts be reinvested in additional shares subject to a Restricted Stock Award or remain subject to the same restrictions as the Restricted Stock Award. Holders of Restricted Stock Units will be entitled to receive dividend equivalents only to the extent provided by the Compensation Committee. As described below in “Dividends and Distributions,” if the Company’s stockholders approve the Fourth Amendment to the 2005 Plan, any such dividends or distributions will be subject to the same restrictions and risk of forfeiture as the applicable Restricted Stock Award or Restricted Stock Units and will not be paid unless and until the award has vested and been earned.

Performance Award Units. The Amended 2005 Plan authorizes the grant of performance award units, pursuant to which participants are awarded bonus opportunities that are paid contingent upon the achievement of performance criteria specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any performance award unit, including the maximum amount payable (subject to the Amended 2005 Plan’s stated limits), the performance period (which is generally at least one year), the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on a performance award unit prior to actual payment, forfeiture provisions and any other terms and conditions consistent with the Amended 2005 Plan. The Compensation Committee may specify the percentage of the target performance award unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) using “qualifying performance criteria” described below. Performance award units are payable in cash or shares of common stock as determined by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.  Whether future awards will potentially qualify as “performance-based compensation” under Section 162(m) (and whether, therefore, awards will be designed to comply with such exception) will depend on guidance from the Treasury Department and the IRS regarding the grandfathering of any awards under the Amended 2005 Plan.

Qualifying Performance Criteria. Qualifying performance criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: (i) pretax income, (ii) net income, (iii) earnings per share, (iv) revenues, (v) expenses, (vi) return on assets, (vii) return on equity, (viii) return on capital employed, (ix) return on investment, (x) net profit margin, (xi) operating profit margin, (xii) operating cash flow, (xiii) total shareholder return, (xiv) capitalization, (xv) liquidity, (xvi) results of customer surveys and (xvii) safety or productivity improvement. The Compensation Committee may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other laws or regulations affecting reported results, (d) any amounts accrued by the Company or its subsidiaries under any incentive or cash profit-sharing plans and related employer payroll taxes, (e) accruals for reorganization and restructuring programs, (f) any extraordinary, unusual or nonrecurring items as described in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as amended or superseded, (g) any changes in accounting principle as defined in the ASC topic(s) that replaced or were formerly known as FASB Statement 154, as amended or superseded, (h) any loss from a discontinued operation as described in the ASC topic(s) that replaced or were formerly known as FASB Statement 144, as amended or superseded, (i) goodwill impairment charges, (j) operating results for any business acquired during the plan year and (k) third party expenses associated with any acquisition by the Company or any subsidiary.

Transferability. Unless otherwise provided for by the Compensation Committee, awards under the Amended 2005 Plan are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to immediate family members or trusts or partnerships solely for the benefit of the Participant’s immediate family members. Incentive Options are transferable only as provided in (i) above. If the Company’s stockholders approve the Fourth Amendment to the 2005 Plan, shares issued upon exercise of an Option or SAR may not be sold or transferred by the Participant until the earlier of (a) one year following the date of exercise and (b) the date of the termination of the Participant’s employment.

Tax Withholding. A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended 2005 Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to the Company. The Compensation Committee may permit tax withholding obligations to be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to tender previously acquired shares.

Dividends and Distributions. If the Company’s stockholders approve the Fourth Amendment to the 2005 Plan, all dividends or distributions payable in respect of shares underlying awards granted under the Amended 2005 Plan to which a Participant is entitled will be subject to the same restrictions and risk of forfeiture as the applicable award and will not be paid unless and until the award has vested and been earned.

Corporate Events. In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends) or otherwise, the Compensation Committee may, in its discretion, adjust the number and kind of shares available for issuance under the Amended 2005 Plan, the number and kind of shares subject to outstanding awards and the exercise price of awards and the number and kind of shares subject to the various limitations under the Amended 2005 Plan to reflect such increase or decrease. The Compensation Committee has the authority to determine, subject to the terms of the Amended 2005 Plan, the effect, if any, that a change in control (as defined in the Amended 2005 Plan) or termination of employment following a change in control would have on outstanding awards under the Plan.

Change in Control. If the Company’s stockholders approve the Fourth Amendment to the 2005 Plan, the definition of “Change in Control” under the Amended 2005 Plan will be revised to remove the Compensation Committee’s discretion to provide for an alternative definition of “Change in Control” in the case of an individual award. In addition, under the Amended 2005 Plan, the Compensation Committee will have the discretion to accelerate an award subject to time-based vesting conditions in connection with a Change in Control only if (i) the award is not substituted, assumed, or continued by the successor company or its parent or subsidiary or (ii) the Participant’s employment is terminated without cause following the Change in Control, as determined by the Compensation Committee. In the case of awards subject to performance-based vesting conditions, upon a Change in Control, (a) the Compensation Committee will determine the extent to which the performance goals with respect to each incomplete performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (b) the applicable Participant will receive payment of partial or full awards with respect to performance goals based upon the Committee’s determination of the degree of attainment of the performance goals or, if not determinable, on a pro rata basis assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee to be consistent with the payment levels set forth in this clause (b).

Amendments. The Board of Directors may terminate, amend or discontinue the Amended 2005 Plan and the Compensation Committee may amend or alter any agreement or other document evidencing an award made under the Amended 2005 Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Corporate Events” section above) without the approval of the stockholders to: (i) increase the maximum number of shares that may be issued under the Amended 2005 Plan, (ii) permit granting of options at less than fair market value, (iii) reduce the exercise price of outstanding options, (iv) extend the term of the Amended 2005 Plan, (v) change the class of individuals eligible for the Amended 2005 Plan, (vi) otherwise amend the Amended 2005 Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements or (vii) increase the individual annual award limitations. In addition, no amendment of the Amended 2005 Plan or any award granted thereunder may impair the rights of any award holder without his or her consent (unless the Compensation Committee determines prior to any change in control that the amendment or alteration is required or advisable in certain situations).

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended 2005 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended 2005 Plan may vary depending on the particular situation and, therefore, may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefore. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax Consequences – Tax Code Limitations on Deductibility” below, the Company or one of its subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and more than one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Federal Income Tax Consequences – Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefore in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Amended 2005 Plan allows the Compensation Committee to permit the transfer of awards in limited circumstances. See “Summary of the Amended 2005 Plan – Transferability.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 (for 2018) per donee, (ii) the transferor’s lifetime exclusion or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock award in the form of Restricted Stock Units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he/she receives cash or common stock in settlement of the Restricted Stock Units in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under section 83(b) of the IRC or (ii) when the common stock is received, in cases where a participant makes a valid election under section 83(b) of the IRC.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he/she recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him/her as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, the Company or one of its subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for future payments under the Amended 2005 Plan could also be limited by the golden parachute payment rules of Section 280G of the IRC, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended 2005 Plan could be limited by Section 162(m) of the IRC, which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, a limited exception may apply to certain awards granted prior to November 2, 2017 under a written binding contract and modified in any material respect on or after that date that were intended to qualify as “performance-based compensation” under Section 162(m) of the IRC, which would allow the Company to deduct the full amount otherwise permitted for such compensation. Absent formal guidance from the Treasury Department and the IRS, it is not possible for the Company to determine which, if any, awards previously granted under the 2005 Plan may qualify for this exception.

New Plan Benefits

A summary of the material features of the Amended 2005 Plan, including the class of persons eligible to participate therein and the number of persons in such class, is included above under the title “Summary of Amended 2005 Plan.”

The awards, if any, that will be made to eligible persons under the Amended 2005 Plan are subject to the discretion of the Compensation Committee and, thus, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees and directors under the Amended 2005 Plan. Therefore, a New Plan Benefits Table is not provided.

The Company did make its annual equity awards under the 2005 Plan for 2017 in May 2017 to the Named Executive Officers, nonemployee directors, and to its other eligible employees. The grants to the Named Executive Officers are reflected in the “2017 Grants of Plan-Based Awards” table that can be found on page 43 of this Proxy Statement. The 2017 grant to the nonemployee directors is reflected in footnote 2 to the Director Compensation Table. On February 22, 2018, the closing price of the Company’s common stock was $33.20 per share. As of February 22, 2018, no stock options have been granted under the 2005 Plan. The 2017 grants do not qualify as performance-based compensation under Section 162(m) and could be non-deductible in whole or in part at the date on which such deduction would otherwise be available to the Company.

Vote Required and Board Recommendation

Approval of the Fourth Amendment to the 2005 Plan, which (i) increases the number of shares of common stock that the Company may issue under the 2005 Plan by 250,000 shares, from 3,100,000 shares to 3,350,000 shares, (ii) revises the definition of “Change in Control” under the 2005 Plan; (iii) provides that shares tendered or withheld in payment of any exercise or purchase price of, or taxes relating to, or shares not issued or delivered as a result of the net settlement or net exercise of, a stock option or stock appreciation right shall not be available for issuance in respect of future awards under the 2005 Plan; (iv) provides that any dividends or distributions payable with respect to shares underlying awards granted under the 2005 Plan shall be subject to the same restrictions as the applicable award and shall not be paid unless the award becomes vested and earned; (v) imposes a holding period on shares issued upon exercise of a stock option or stock appreciation right; and (vi) provides for the treatment of awards granted under the 2005 Plan in the event of a change in control, requires the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter. For these purposes, broker non-votes are not treated as entitled to vote. See “Voting Shares” on page 4. Unless marked to the contrary, proxies received will be voted FOR approval. The Board of Directors believes strongly that the approval of the Fourth Amendment to the 2005 Plan is essential to the Company’s continued success. For the reasons stated above, the stockholders are being asked to approve this Proposal.

Other Matters

The Board does not know of any matters that will be presented for action at the 2018 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2018 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

Cost of Solicitation

Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, telegram or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company.

Stockholder Communication with the Board

ArcBest Corporation stockholders may communicate with the Board, or any individual member of the Board, by sending the communication as follows:

Board of Directors (or Individual Member’s Name)

c/o Corporate Secretary

ArcBest Corporation

P.O. Box 10048

Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.

Procedure for Submitting Stockholder Proposals for 2019 Annual Meeting

To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Company’s bylaws establish an advance notice procedure. Pursuant to the Company’s bylaws, for a proposal that is not intended to be included in the Company’s proxy statement to be properly and timely submitted as business to come before the 2019 Annual Meeting, the stockholder must submit a written notice (“stockholder notice”) that must be received by the Corporate Secretary of the Company at the address previously shown not less than 90 days nor more than 120 days prior to the first anniversary of the 2018 Annual Meeting. In the event that the date of the 2019 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2018 Annual Meeting, to be timely received, the proposal must be received by the Corporate Secretary of the Company not less than 100 days nor more than 120 days prior to the date of the 2019 Annual Meeting, and in the event that the first public announcement of the date of the 2019 Annual Meeting is less than 100 days prior to the date of such meeting, the proposal must be received by the Corporate Secretary of the Company by the 10th day following the date of the public announcement. Such stockholder notices must set forth as to each matter the stockholder proposes to bring before the Annual Meeting, with certain information specified in the bylaws including, among other things: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies for the proposal, (f) a complete and accurate description of all material agreements and understandings between such persons and any other person in connection with the proposal of such business by the stockholder, and (g) a stockholder’s representation pursuant to the Company’s bylaws; (2) a brief description of the business desired to be brought before the meeting, including the exact text of any proposal to be presented for adoption; and (3) the reasons for conducting such business at the meeting. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses). For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arcb.com or 479-785-6000.

Notwithstanding the above provisions, pursuant to Rule 14a-8 under the Exchange Act, any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy statement and proxy relating to the 2019 Annual Meeting must deliver such proposal to the Company no later than the close of business on November 23, 2018. Proposals should be addressed to Corporate Secretary, ArcBest Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048. In order to prevent controversy about the date of receipt of a proposal, which must be no later than the close of business on November 23, 2018, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

General Matters

Upon written request, the Company will provide stockholders with a copy of its 2017 Annual Report filed with the SEC (including financial statements and schedules thereto), without charge. Written requests should be directed to: David Humphrey, Vice President–Investor Relations, ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048.

Certain stockholders sharing an address may have received only one copy of this Proxy Statement and the 2017 Annual Report. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2017 Annual Report to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:

ArcBest Corporation

Attention: Vice President–Investor Relations

P.O. Box 10048

Fort Smith, Arkansas 72917-0048

Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing at ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048 or by telephone at 479-785-6000.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 866-540-7095.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly: by Internet, by telephone or by signing, dating and returning the enclosed proxy card.

Fort Smith, Arkansas	MICHAEL R. JOHNS
Date: March 23, 2018	Secretary

Appendix A

Proposed

Fourth Amendment to the

ArcBest Corporation

2005 Ownership Incentive Plan

THIS FOURTH AMENDMENT (the “Fourth Amendment”) to the ArcBest Corporation 2005 Ownership Incentive Plan, as amended from time to time (the “Plan”), is effective May 1, 2018 (the “Effective Date”), and is made by ArcBest Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to approval by the stockholders of the Company, to (i)  increase the maximum number of shares for which Awards may be granted under the Plan, (ii) revise the definition of “Change in Control” and treatment of Awards upon a Change in Control, and (iii) amend the terms and conditions applicable to certain Awards; and

WHEREAS, Section 19 of the Plan provides that the Board may amend the Plan from time to time under certain circumstances, including to increase the maximum number of shares for which awards may be granted under the Plan and to extend the term of the Plan, subject to approval by the stockholders of the Company.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.                  The first sentence of Section 2(d) of the Plan shall be deleted in its entirety and replaced with the following:

“Change in Control” means the occurrence of any of the following events:

2.                  The first sentence of Section 6(a) of the Plan shall be deleted and replaced with the following:

The maximum aggregate number of Shares issuable pursuant to all Awards, since inception of the Plan, is 3,350,000.

3.                  The following shall be inserted after the last sentence of Section 6(b) of the Plan:

Notwithstanding the foregoing, (i) the number of Shares tendered or withheld in payment of any exercise or purchase price of an Option or Stock Appreciation Right or taxes relating to an Option or Stock Appreciation Right, (ii) Shares that were subject to an Option or a Stock Appreciation Right but were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right and (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards.

4.              Section 9(f) of the Plan shall be deleted in its entirety and replaced with the following:

(f)                                   Dividends and Distributions.  Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be deferred without interest to the date of vesting of the associated Award of Restricted Stock and paid in cash. Shares underlying Restricted Stock Units will be entitled to dividends or dividend equivalents only to the extent provided by the Committee. Notwithstanding anything to the contrary herein, all dividends and other distributions paid with respect to Shares underlying an Award shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

5.              The following shall be inserted before the first sentence of Section 12 of the Plan:

Shares issued upon exercise of an Option or Stock Appreciation Right may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant prior to the earlier of (i) twelve (12) months following the date of exercise and (ii) the date of termination of the Participant’s employment.

6.              Section 13(b) of the Plan shall be deleted in its entirety and replaced with the following:

(b)                                 In the event of any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares have been changed, or for which Shares have been exchanged, whether by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee will, in its sole discretion, determine the appropriate adjustment, if any, to be effected in accordance with this Section 13(b). In addition, in the event of a change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion; provided, however, that in the event of a Change in Control, Awards may be so accelerated only if (i) the Award is not substituted, assumed, or continued by the successor company or a parent or subsidiary thereof or (ii) the Participant’s employment is terminated without cause following such Change in Control, as determined by the Committee. Notwithstanding anything to the contrary in this Section 13(b), with respect to Awards subject to one or more performance criteria, in the event of a Change in Control, all incomplete performance periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such Change in Control and the Committee shall (a) determine the extent to which the performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (b) cause to be paid to the applicable Participant partial or full Awards with respect to performance goals for each such performance period based upon the Committee’s determination of the degree of attainment of performance goals or, if not determinable, on a pro rata basis assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee to be consistent with the payment levels set forth in this clause (b). Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options must comply with the requirements, provisions and restrictions of the Code.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.proxypush.com/arcb Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 30, 2018. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 30, 2018. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card. Please detach here The Board of Directors Recommends a Vote FOR all of the nominees listed in Proposal I and FOR Proposals II, III and IV. Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees I. Election of Directors: 01 Eduardo F. Conrado 02 Stephen E. Gorman 03 Michael P. Hogan 04 William M. Legg 05 Kathleen D. McElligott 06 Judy R. McReynolds 07 Craig E. Philip 08 Steven L. Spinner 09 Janice E. Stipp (Instructions: To WITHHOLD authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) II. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018. For Against Abstain For Against Abstain III. To approve, on an advisory basis, executive compensation. IV. To approve the Fourth Amendment to the 2005 Ownership Incentive Plan. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL I AND FOR PROPOSALS II, III AND IV. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ArcBest Corporation ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 1, 2018 8:00 a.m. CDT 8401 McClure Drive Fort Smith, Arkansas 72916 ArcBest Corporation 8401 McClure Drive Fort Smith, Arkansas 72916 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 1, 2018. Each of Michael R. Johns and Judy R. McReynolds, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of ArcBest Corporation to be held at 8401 McClure Drive, Fort Smith, Arkansas 72916, at 8:00 a.m. CDT on Tuesday, May 1, 2018, and at any adjournments or postponements of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR all of the nominees listed in Proposal I and FOR Proposals II, III and IV. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked at any time prior to the voting thereof. Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. See reverse for voting instructions.